Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Exhibit 10.34

Contract Manufacture and
Supply Agreement

(Teduglutide Unlabelled Bulk Vials)

between

Nycomed Danmark ApS
Langebjerg 1
4000 Roskilde Danmark

and

Patheon UK Limited
Kingfisher Drive
Covingham, Swindon, SN3 5BZ
England

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

List of Schedules

Schedule 1.1 (Product)
Schedule 1.2 (Start Up and Development Agreement)
Schedule 1.3 (Territory)
Schedule 2.2.1 (First Freezer and Additional Freezer
Schedule 2.2.1.A (Room for Additional Freezer
Schedule 2.3 (Quality Agreement)
Schedule 2.6.4. (Target Yield, Actual Yield, API Agreed Value)
Schedule 7.1 (Supply Price)
Schedule 7.2.2.1. (Supply Price Adjustment)

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

This Contract Manufacture and Supply Agreement relating to the Teduglutide unlabelled bulk lyo vials is being entered into by and between Nycomed Danmark ApS, Langebjerg 1, 4000 Roskilde, Denmark, ("Nycomed"), and Patheon UK Limited, a company incorporated in England & Wales (registered number 3764421) with registered office at Kingfisher Drive, Covingham, Swindon, Wiltshire, SN3 58Z, England ("Patheon"). Each or both of Nycomed and Patheon are hereinafter referred to as "Party" or "Parties", as intended in the given context.

WITNESSETH

WHEREAS, Patheon is member of a group of companies owned by the Canadian public company Patheon Inc., a leading global provider of contract dosage form development and manufacturing services to the pharmaceuticals and biotechnologies industries;

WHEREAS, Patheon delivers and coordinates some functions within the Patheon's companies based in Europe and has a comprehensive spectrum of technology for and broad experience and capabilities in the formulation, manufacture and control of pharmaceutical products, and in particular in the field of lyophilisation;

WHEREAS, Nycomed and Patheon International A.G., an Affiliate of Patheon located in Switzerland, have entered into an agreement with regard to the performance of certain start-up activities relating to the Product by Patheon International A.G. for Nycomed (as hereinafter defined) on February 9, 2010 (hereinafter referred to as "Start Up and Development Agreement") and that such Start Up and Development Agreement has been assigned by Patheon International A.G. to Patheon with effect as of September 22nd, 2011;

WHEREAS, Nycomed and Patheon have negotiated in good faith a contract manufacture and supply agreement with regard to the continued provision by Patheon of certain manufacturing services relating to the Product for Nycomed and the commercial supply of the Product by Patheon to Nycomed;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Nycomed and Patheon hereby agree as follows:

Article 1

Definitions

For the purposes of this Agreement, the following terms, whether used in the singular or plural, shall be ascribed the following meaning:

"Active Pharmaceutical Ingredient" or "API" means the [***]

"Actual Yield" shall have the meaning set forth in Section 2.6.4.

"Affiliate" of either Party means any corporation, firm, partnership, organization or entity, whether de jure or de facto, which such Party directly or indirectly controls, is controlled by or is

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

under common control with. For the purpose of this definition, the term "control" means (i) direct or indirect ownership of fifty percent (50%) or more of the outstanding equity voting stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of a Party or other entity or (ii) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Party or other entity, whether through the ownership of voting securities, by contract, or otherwise.

"API Agreed Value" shall mean the value per mg API as set forth in Schedule 2.6.4.

"Agreement" or "Contract Manufacture and Supply Agreement" means this contract manufacture and supply agreement, including its schedules (including, without limitation, the Quality Agreement).

"Applicable Laws" means (i) with respect to Patheon, the laws of Italy, being the jurisdiction where the Manufacturing Facility is located, and the laws and regulations applying at the place of Manufacture and performance of activities by Patheon hereunder; and (ii) with respect to Nycomed and the Products, the laws of all jurisdictions where the Products Commercialized as such are agreed and understood by the Parties in this Agreement.

"Auditing Company" shall have the meaning set forth in Section 7.2.3.

"Batch" means a defined quantity of the Product as set forth in the Quality Agreement.

"Breach" shall have the meaning set forth in Section 14.2.1.

"Business Day" means any day on which banking institutions in Copenhagen - Denmark, -Swindon - United Kingdom and Monza - Italy are open for business.

"Capital Equipment" means the manufacturing and storage equipment owned by Nycomed e.g but not limited to peristaltic pumps and freezers, as better described in the Start Up and Development Agreement and in Section 2.2.1 below.

"cGMP" means with regard to the Product, the Excipients and Packaging Materials, the then current (i) international rules and regulations according to ICH guidelines, (ii) rules and regulations of the European Union and the United States, including but not limited to the EU-Guide to Good Manufacturing Practice for Medicinal Products and valid FDA regulations, and (iii) valid national regulations in the other countries of the Territory where Nycomed or its Cooperation Partners intend to or actually are actively Commercializing the Product each of (i)-(iii), as may be amended from time to time and (iv) any additional standard if agreed by the Parties in writing.

"Change" means any change or modification to the Product, including without limitation, to the Starting Materials, manufacturing and packaging procedures, Suppliers, the in-process controls, the manufacturing equipment, the facility equipment and utilities, cleaning processes, analytical procedures, specifications and quality control, as well as the storage conditions of, or related to the Product and the Starting Materials.

"Claims" shall have the meaning set forth in Section 12.1.1.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

"Commercialization" means any and all activities directed to importing, exporting, marketing, promoting, advertising, distributing, storing, offering for sale, using and selling the Product, including, without limitation, the distribution of promotional samples to targeted prescribers (to the extent applicable), in the Territory, and conducting Phase IV Studies of the Product. When used as a verb, "Commercialize" means to engage in Commercialization.

"Commercially Reasonable Efforts" means, with respect to a Party's obligations under this Agreement, the level of efforts which are commercially reasonable under the circumstances and as are consistent with the policies and practices that would be utilized by a reasonable and prudent businessman in conducting a business comparable in size and activities to the business conducted by the Party subject to the obligations under this Agreement. It is understood that an obligation to use Commercially Reasonable Efforts under this Agreement will not be construed as requiring the Party subject to the obligation to take actions that would result in a materially adverse change in the benefits to such Party of this Agreement.

"Confidentiality Agreement" shall mean the confidentiality agreement made and entered into as of July 13, 2009 by and between Patheon International A.G. and Nycomed.

"Contract Year" means in the first year of this Agreement the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter shall mean a calendar year except for the last Contract Year which shall mean the period beginning on January 1 of such last Contract Year and ending on the date as of which this Agreement is terminated.

"Control" or "Controlled" means with respect to any: (i) material, item of information, method, data or other know-how, or (ii) intellectual property right or other intangible property, the possession (whether by ownership or license or by control over an Affiliate having possession by license or ownership, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a license or sublicense as provided herein, to such material, item of information, method, data or other know-how or intellectual property right or other intangible property without violating the terms of any agreement or other arrangement with any Third Party existing before or, to the extent negotiated and executed in good faith, after the Effective Date.

"Conversion Costs" shall have the meaning set forth in Schedule 7.1.

"Cooperation Partners" means the Affiliates, Third Party licensees and Third Party distributors engaged by Nycomed in the Development and Commercialization of the Product in the Territory.

"Corporate Control" shall have the meaning set forth in Section 14.3.1.

"Costs of Nationalization" means the customs duties, costs of customs clearance and handling charges accruing in the context of the exportation and importation of Products.

"Defect" means the failure of a Product to comply with any of the warranties undertaken by Patheon pursuant to Section 6.1.1, Section 6.1.2, Section 6.1.3, Section 6.1.4 and/or Section 6.1.5.

Confidential Treatment Requested. Confidential portions of this document have been
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"Defective Product" means Product showing any Defect.

"Deficiency Notice" shall have the meaning set forth in Section 6.2.2.1.

"Delivery Date" shall mean the date of delivery of Products from the Manufacturing Facility, as confirmed in the acceptance of the Firm Order by Patheon pursuant to Article 5.1.

"Development" means the scientific, medical, technical, clinical, regulatory and other activities to obtain and maintain Regulatory Approvals to Commercialize Product in the Territory. Where used as a verb "Develop" means to engage in Development.

"Disclosing Party" shall have the meaning set forth in Section 9.1.

"Disclosing Party Information" shall have the meaning set forth in Section 9.1.

"Discretionary Changes" shall have the meaning set forth in Section 2.7.2.

"Effective Date" means the date of signature of the Party last to sign.

"EMA" shall mean the European Medicines Agency or any successor agency of comparable jurisdiction.

"EONIA" shall have the meaning set forth in Section 7.4.

"Evident Defect" means a Defect that may be readily discovered upon reasonable visual inspection of a shipment of Products without removing the transportation packaging.

"Excipients" means any substance or material that is employed in the Manufacture of the Product, excluding (i) API, and (ii) Packaging Material, as further described in the Quality Agreement.

"Extended Remedy Period" shall have the meaning set forth in Section 14.2.1(d).

"FDA" means the United States Federal Food and Drug Administration or any successor agency of comparable jurisdiction.

"Firm Order" shall have the meaning set forth in Section 4.3.1.

"Forecast" shall have such meaning set forth in Article 4.

"Force Majeure Event" shall have the meaning set forth in Section 17.1.

"Indemnified Party" shall have the meaning set forth in Section 12.1.3.

"Indemnifying Party" shall have the meaning set forth in Section 12.1.3.

"Information" shall mean all scientific, technical, financial, marketing and other information acquired by a Party from the other Party, no matter whether disclosed in tangible form, including

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in written form or in the form of prototypes, or in intangible form, including in oral, electronic or visual form.

"Initial Term" shall have the meaning set forth in Section 14.1.1.

"Inventory" means all inventories of Excipients, Packaging Materials, semi finished Products and Products not yet delivered held by Patheon in connection with the Manufacture of the Products but, for greater certainty, does not include the API.

"Latent Detect" means a Defect other than an Evident Defect.

"Launch Year" shall have the meaning set forth in Section 4.1.1.

"Losses" shall have the meaning set forth in Section 12.1.1.

"Manufacture or Manufacturing" means the process of converting Starting Materials into Products, including Packaging, Quality Control in all processing stages up to stability testing and related services as provided for in this Agreement, in each case excluding the manufacture, testing and analysis of Starting Materials.

"Manufacturing Facility" shall mean the manufacturing facility used for the Manufacture of the Product as located at Viale G.B. Stucchi 110, 20900 Monza (MB), Italy.

"Merger Notice" shall have the meaning set forth in Section 14.3.1.

"Nycomed" shall have the meaning set forth in the first paragraph of this Agreement.

"Nycomed Indemnified Persons" shall have the meaning set forth in Section 12.1.1.

"Nycomed Objection Notification" shall have the meaning set forth in Section 7.2.3.

"Nycomed Patent Rights" shall mean Patent Rights, to the extent that they (a) are directly related to the Manufacture, use, or Commercialization of the Product in the Territory, and (b) are Controlled by Nycomed.

"Packaging" or "Pack" means the filling of the composition of API and Excipients into vials and closing filled vials with stoppers and sealing thereof.

"Packaging Materials" means any material that is employed in the Packaging of Product, excluding any material that is employed for packaging the Product for transport, as further described in the Quality Agreement.

"Party" means either Patheon or Nycomed, as the case may be, and when used in the plural, means Patheon and Nycomed.

"Patent Rights" shall mean patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, re-examination, renewal or extension (including any supplemental

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protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country within the Territory.

"Patheon" shall have the meaning set forth in the first paragraph of this Agreement.

"Patheon Indemnified Persons" shall have the meaning set forth in Section 12.1.2.

"Patheon Information" means all Patheon Know-How and other information Controlled by Patheon related to the Product that is required by Nycomed for the Development and Commercialization of the Product.

"Patheon Know-How" means the know-how Controlled by Patheon and required to Manufacture the Product.

"Patheon Patents" means all technical intellectual property rights, including, without limitation, patents, patent applications and all continuations, divisions, reissues, renewals, amendments and extensions (including supplementary protection certificate and patent term extension) of the aforesaid Controlled by Patheon and related to the Manufacture of Products.

"Patheon Technology" means the Patheon Know-How and the Patheon Patents, collectively.

"Person" means any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organisation or government or subdivision thereof.

"Product" means [***], as further described in Schedule 1.1.

"Product Quality Review" means the annual quality review of the Product with the objective of verifying the consistency of the existing methods, the appropriateness of current Specifications and specifications of Starting Materials to highlight any trends and to identify Product and method improvements.

"Product Warranty" means the warranties set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4 and/or 6.1.5, individually or collectively.

"Quality Agreement" means the quality agreement referenced in Section 2.3 and attached hereto as Schedule 2.3, and which can from time to time be revised in accordance with a written agreement between the Parties.

"Quality Control" means that part of the Manufacturing process which is concerned with sampling, specifications and testing, and with the organization, documentation and release procedures which ensure that the necessary and relevant tests are actually carried out and that materials are not released for use, nor Products released for sale or supply, until their quality has been judged to be satisfactory.

"Recall" shall have the meaning set forth in Section 10.3.1.

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"Recall Expenses" shall have the meaning set forth in Section 10.3.2.

"Receiving Party" shall have the meaning set forth in Section 9.2.

"Regulatory Approval" means any and all approvals (including any applicable supplements, amendments, and pre- and post-approvals), licenses, registrations, or authorizations of a Regulatory Authority necessary for the Manufacture, distribution, use, storage, import, export, transport, promotion, marketing and sale of a Product in a country within the Territory, together with any related governmental price or reimbursement approvals.

"Regulatory Authority" means, with respect to the Territory, any federal, national, multinational, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity, including, without limitation, the FDA and the EMA.

"Relevant Price Adjustment Factors" shall have the meaning set forth in Section 7.2.2.1.

"Remedy Period" shall have the meaning set forth in Section 14.2.1(c).

"Reminder" shall have the meaning set forth in Section 14.2.1(b).

"Renewal Term" shall have the meaning set forth in Section 14.1.1.

"Required Changes" shall have the meaning set forth in Section 2.7.1.

"Rolling Forecast" shall have the meaning set forth in Section 4.2.

"Rough Cut Capacity Planning" and "Rough Cut Capacity Plan" shall have the meaning set forth in Section 4.1.

"Shelf Life" means the period beginning on the date of introducing the API into the compounding of the Product and ending according to the then current Regulatory Approval of the Product in the European Union.

"Specifications" means the specifications of the Product as described in the Quality Agreement, as amended by mutual agreement of the Parties from time to time, which include, without limitation:

  specifications for API, Excipients and Packaging Materials, as applicable;

  Manufacturing specifications, directions and processes;

  Specifications for Manufacturing equipment, Manufacturing area and Manufacturing Facility, as applicable;

  storage requirements for API, Excipients and Packaging Materials, as applicable;

  material safety data sheets of the Product;

  material data sheets for the API; and

  the finished Product specifications, packaging specifications and shipping and transport requirements for each Product.

"Starting Materials" means API, Excipients and Packaging Materials.

Confidential Treatment Requested. Confidential portions of this document have been
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"Start Up and Development Agreement" shall have the meaning set forth in the Whereas clauses above, a copy of which is attached herewith in Schedule 1.2.

"Subcontractor" means any Affiliate of Patheon or Third Party appointed by Patheon (i) to Manufacture Product or any part thereof, or (ii) to perform any other activity to be performed by Patheon under or in connection with this Agreement.

"Suit" or "Suits" means any legal action, including any proceeding or complaint.

"Suppliers" shall mean any Third Party manufacturer and/or supplier of any Excipient or Packaging Material procured by Patheon for Manufacturing the Product.

"Supply Price" shall have the meaning set forth in Section 7.1.

"Target Yield" shall have the meaning set forth in Section 2.6.4.

"Term" shall have the meaning set forth in Section 14.1.1.

"Territory" means the countries set forth in Schedule 1.3. and such additional countries as requested by Nycomed for inclusion in Schedule 1.3. and agreed upon by Patheon in good faith, which agreement shall not unreasonably be withheld or delayed.

"Third Party" shall mean any Person other than the Parties and their Affiliates.

"Unit" shall mean one vial of the Product.

"Yearly Volume" means the volume of Product expected to be ordered by Nycomed for delivery in any Contract Year of this Agreement by Patheon as further described in Article 4.1.1.

Article 2

Manufacture of Products, Quality Agreement, Changes,
Pharmaceutical Audits, Subcontracting

2.1  Manufacture of Products. Subject to the terms and conditions of this Agreement, Patheon shall Manufacture for Nycomed or appointees of Nycomed, as instructed by Nycomed, Nycomed's and its Cooperation Partners' requirements of the Product.

2.2  Equipment and Set-Up of Manufacturing Facility. Patheon shall provide and maintain sufficient Manufacturing resources at the Manufacturing Facility in order to meet Nycomed's and its Cooperation Partners' requirements of the Product scheduled for delivery in accordance with Article 4 hereof, including the provision of all equipment, machinery and labor necessary for such purpose.

2.2.1  Capital Equipment, Maintenance. Already under the Start Up and Development Agreement, the Capital Equipment as described therein has been acquired at Nycomed's cost and installed at the Manufacturing Facility. Furthermore, already prior to the Effective Date, the Subcontractor has acquired at Nycomed's cost, an additional freezer as described and specified in

Confidential Treatment Requested. Confidential portions of this document have been
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Schedule 2.2.1, solely dedicated for storage of API. Already prior to the Effective Date, the Subcontractor has installed that additional freezer at Nycomed's cost and expenses, in a room at the Manufacturing Facility, which room is situated in the area of the Manufacturing Site specified in Schedule 2.2.1.A, and which is separated from the room where the first freezer of the Capital Equipment is located. The aforesaid additional freezer shall for the purposes of this Agreement, be part of and fall under the definition of the Capital Equipment. Nycomed has the legal ownership of the Capital Equipment. It is herewith recorded that the provisions set forth in the Start Up and Development Agreement regarding the Capital Equipment including, without limitation, its use, maintenance and servicing shall continue to apply under and for the Term of this Agreement.

2.3  Quality Agreement. The responsibilities of the Parties related to quality assurance, including, without limitation, standard operating procedures applying to Change control, are set forth in the Quality Agreement, executed by and between Patheon International A.G. and Nycomed and assigned on September 22nd, 2011 from Patheon International A.G. to Patheon.

2.4  Manufacturing Standards. In the Manufacturing and performance of activities related to Products, Patheon shall adhere to (i) the Applicable Laws, (ii) cGMP, (iii) Specifications and (iv) this Agreement. Patheon shall store all Products as set forth in the Quality Agreement.

2.5  Release and Testing by Third Party Laboratory. Promptly after the Manufacture of each Batch of Products, Patheon shall (i) perform release tests as specified in the Quality Agreement, and (ii) deliver samples drawn and in quantities as specified in the Quality Agreement to a Third Party laboratory designated by Nycomed at [***] viale G.B. Stucchi n. 110, Monza, Italy, for further testing as specified in the Quality Agreement, in each case together with the documentation set forth in the Quality Agreement. Patheon shall contact the freight carrier appointed by Nycomed for arranging the shipment of Product on behalf of Nycomed based on a routing order, if so requested by and according to the instructions of Nycomed.

2.6  Supply of API, Procurement of Excipients and Packaging Materials.

2.6.1  Supply of API. Subject to the terms and conditions of this Agreement all quantities of API necessary for the Manufacture of Products shall be supplied by Nycomed to Patheon [***]. Patheon shall not use the API for any purpose whatsoever other than for the Manufacture of Products.

2.6.2  Testing of API. API shall be tested by Nycomed or its appointee and Patheon as provided for in the Quality Agreement and each delivery of API by Nycomed shall be accompanied by the documentation as set forth in the Quality Agreement. At any time so detected by Patheon, whether by testing the API or otherwise, that API supplied by Nycomed does not conform to its Specification or is otherwise defective, Patheon shall promptly and in writing notify Nycomed about such non-compliance or defect.

2.6.3  Terms of Delivery of API. At least [***] days prior to the scheduled Manufacturing date, Nycomed shall furnish the quantities of API necessary to enable Patheon to Manufacture the Product for delivery pursuant to Section 5.2 on the Delivery Date. The delivered amount of

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API shall be stored in the freezers provided by Nycomed. Nycomed or its appointee shall ship API as indicated by Patheon [***] viale G.B. Stucchi n. 110, Monza, Italy.

2.6.4  Yield loss of API. With respect to the Manufacture of Product, the Parties shall evaluate and mutually determine the quantities of API which during the normal course of Manufacture would be required and acceptable to achieve a specified result, taking into account, among other things, fixed and flexible Manufacture losses ("Target Yield"). Target Yields are Batch specific. The Target Yield as set out in Schedule 2.6.4 shall apply for the Batches of Product delivered in Contract Years [***] and [***], respectively. Thereafter, the Target Yield shall be reviewed annually and agreed on by the Parties for Product to be delivered in each Contract Year during the continuance of this Agreement through good faith negotiations, having regard to the previous Contract Year's performance, to process enhancements, to the relevant requirements of any Regulatory Authority, to cGMP requirements and to all other relevant circumstances, it being understood and agreed that the previous Contract Year's performance shall not be determinative for such review and agreement. The Parties shall, at the end of each Contract Year, mutually determine by calculation pursuant to the formula set out in Schedule 2.6.4., the cumulative actual quantity of API which during the actual course of Manufacture was required to achieve the result of the relevant Contract Year ("Actual Yield"). To the extent that the Actual Yield is equal to, or greater than, the Target Yield minus [***], all Yield losses of API shall be at Nycomed's sole cost and expense. Patheon shall reimburse Nycomed for the cost of any deficiency wherein the Actual Yield is less than the Target Yield minus [***] at the API Agreed Value only, but in no event shall the combined total of the reimbursed amount be in excess of the amount set out in Section 12.3.2 per Contract Year.

2.6.5  Storage of API. Patheon shall store API in the freezer of the Capital Equipment, as set forth in the Quality Agreement.

2.6.6  Ownership and Insurance of API. All stock of API held by Patheon is the property of Nycomed and shall be insured by Nycomed.

2.6.7  Procurement of Excipients and Packaging Materials. All Excipients and Packaging Materials necessary for Manufacturing the Product shall be procured by Patheon at its cost and expense and only from Suppliers approved as provided for in the Quality Agreement, and such Excipients and Packaging Materials shall be tested by Patheon as provided for in the Quality Agreement. Patheon shall cause its Suppliers to adhere in the manufacturing of and all other activities in relation to Excipients and Packaging Materials to (i) all laws and regulations applying at the place of manufacture of and performance of activities related to Excipients or Packaging Materials (as applicable), (ii) cGMP, (iii) Specifications and (iv) this Agreement. Patheon shall store the Excipients and Packaging Materials as set forth in the Quality Agreement.

2.7  Changes.

2.7.1  Required Changes. Patheon shall and shall cause its Subcontractors to, only after written approval by Nycomed promptly implement any Changes that are required by law or by medical or scientific concerns as to the toxicity, safety and/or efficacy of the Product (collectively, "Required Changes") in accordance with the Change control process set forth in the Quality Agreement.

Confidential Treatment Requested. Confidential portions of this document have been
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2.7.2  Discretionary Changes. For Changes that are not Required Changes (collectively, "Discretionary Changes") the Party requesting a Discretionary Change shall notify the other Party well in advance of its intention to implement a Discretionary Change in order to obtain such other Party's prior written approval, such approval not to be unreasonably withheld or delayed. Patheon shall, and shall cause its Subcontractors to implement any such Discretionary Change only upon prior coordination with a written clearance by Nycomed and in accordance with the Change control process set forth in the Quality Agreement. The Parties shall, to the extent commercially reasonable under the circumstances, cooperate in making such Discretionary Changes.

2.7.3  Costs of Changes. If Required Changes are solely related to the Product or Nycomed's Capital Equipment installed at Patheon, all cost and expenses of these Changes should be paid for by Nycomed. Costs and expenses related to all other Required Changes should be paid for by Patheon. All costs and expenses associated with Discretionary Changes shall be borne by the Party requesting such Change, unless such Changes is suggested by Patheon in order to optimize the Manufacturing process of the Product, in which case the Parties shall meet and in good faith negotiate the costs and expenses and the settlement of said cost and expenses.

2.7.4  Changes of Manufacturing Facility. Any Change of the Manufacturing Facility by Patheon shall require the prior written consent of Nycomed, such consent not to be unreasonably withheld or delayed and shall be made in accordance with the Change control process set forth in the Quality Agreement. Nycomed shall, without limitation, be entitled to withhold its consent if any such Change would cause additional costs to Nycomed, including without limitation, customs duties or increased customs duties on the Product.

2.8   Stability Tests, Product Quality Review, Pharmaceutical Audits.

2.8.1   Stability Tests. Patheon shall perform stability tests of the Product as set forth in the Quality Agreement, for the separate fees specified in Schedule 7.1. Patheon shall not make any changes to these testing protocols without prior written approval from Nycomed. In the event of a confirmed stability test failure, Patheon will notify Nycomed within one Business Day, after which Patheon and Nycomed shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure, including which Party shall bear the cost of such investigation. Patheon will provide any and all data and results relating to the stability testing upon request by Nycomed.

2.8.2  Product Quality Review. Patheon shall perform Product Quality Reviews as set forth in the Quality Agreement for the separate fees specified in Schedule 7.1.

2.8.3  Pharmaceutical Audits. In addition to related provisions contained in the Quality Agreement. Nycomed shall have the right, during normal business hours and upon reasonable advance notice, to inspect and audit, in order to ascertain compliance with the terms of this Agreement (a) the facilities of Patheon and/or its Subcontractors where Products are being Manufactured and/or stored, and/or the facilities of its Suppliers where the Excipients and/or Packaging Materials are manufactured and/or stored, provided that, Suppliers agree to be inspected or audited and the representatives of Nycomed shall on such occasions be accompanied by a Patheon representative; (b) any of Patheon's, its Subcontractors' and/or its

Confidential Treatment Requested. Confidential portions of this document have been
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Suppliers' quality documentation relating to the Manufacturing, and storage of Products and manufacture, storage and transport of Excipients and Packaging Materials respectively and (c) any of Patheon's documentation relating to audits Patheon has performed or that have been performed at the request of Nycomed on Patheon's Subcontractors and Suppliers. But, with the exception of "for-cause" audits, Nycomed will be limited each Contract Year to one cGMP-type audit, lasting no more than two (2) days, and involving no more than two (2) auditors. Nycomed may request additional cGMP-type audits, subject to payment to Patheon of a fee to be agreed between the Parties. Patheon shall inspect and audit its Subcontractors' and/or Suppliers' respective facilities and documentation as set out in the Quality Agreement and provide Nycomed with the respective inspection and audit reports. Upon Nycomed's request, Patheon shall in addition inspect and audit its Subcontractors' and/or Suppliers' respective facilities and documentation as above described at Nycomed's costs and expenses and provide Nycomed with the respective inspection and audit reports.

2.9  Appointment of Subcontractors.

2.9.1   General. Subject to Section 2.9.3, Patheon may appoint a Subcontractor only subject to Nycomed's prior written consent, such consent not to be unreasonably withheld or delayed.

2.9.2  Obligations of Patheon with Respect to Subcontractors. It is understood that Patheon shall enter into an agreement with the Subcontractor that contains any terms necessary to ensure that Patheon meets its obligations under this Agreement. For avoidance of doubt the subcontracting of any Manufacture and/or performance of activities hereunder to the Subcontractor by Patheon shall not relieve Patheon of, and Patheon shall remain solely liable, vis-a-vis Nycomed, for its obligations under this Agreement.

2.9.3  Permitted Subcontractors as of Effective Date. Subject to Section 2.9.2, Nycomed consents, as of the Effective Date, to the appointment by Patheon of the following Subcontractors:

Patheon Italia S.p.A., Viale G.B. Stucchi 110, 20900 Monza (MB), Italy -Manufacture of Product.

2.9.4  Vicarious Liability. Patheon shall be liable for the performance or non-performance of any responsibilities delegated to any Subcontractor as if they had been performed or not performed by Patheon.

Article 3

Cooperation

3.1   Existing Patheon Information. Patheon shall provide Nycomed and/or Regulatory Authorities, as requested by Nycomed, free of charge, with all Patheon Information related to Manufacturing of the Product in existence at the time of Nycomed's request.

3.2   Additional Patheon Information. In addition to the Patheon Information to be provided pursuant to Section 3.1, Patheon shall:

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  provide Nycomed, free of charge, with all required additional information in relation to all Batches in accordance with the QA Agreement; and

  use Commercially Reasonable Efforts to create and provide, in each case as soon as reasonable practicable, Nycomed and/or Regulatory Authorities, with other additional Patheon Information as requested by and as coordinated with Nycomed. This other additional Patheon Information is charged by Patheon to Nycomed, based on a quotation at an hourly rate of [***]. For greater clarity, if Nycomed's request of information causes Patheon to re-elaborate the required information, such activity shall be compensated by Nycomed at the above mentioned rate or at the relevant different rates provided under this Agreement.

3.3   Notification of Nycomed by Patheon. Patheon shall promptly notify Nycomed of any of the following, including any corrective actions initiated and shall provide Nycomed with copies of all relevant material documentation relating thereto: (i) Regulatory Authority inspections of Manufacturing Facility and related facilities used for any of the Products; (ii) any material communication from Regulatory Authorities pertaining to the Manufacture of any of the Products; or (iii) any other Regulatory Authority reviews, inquiries or investigations relating to any of the Products.

3.4   Regulatory Filings.

  Regulatory Authority. Nycomed shall have the sole responsibility for filing all documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the Commercialization of the Products. Patheon shall assist Nycomed, to the extent consistent with Patheon's obligations under this Agreement, to obtain Regulatory Authority approval for the Commercialization of all Products as quickly as reasonably possible.

  Verification of CMC. At least [***] days prior to filing with any Regulatory Authority any documentation which is or is equivalent to the FDA's Chemistry and Manufacturing Controls ("CMC") related to any Marketing Authorization, Nycomed shall provide Patheon with a copy of the CMC documentation that covers activities and data generated by Patheon pursuant to this Agreement. Such disclosure shall permit Patheon to verify that the CMC accurately describes the work that Patheon has performed and the Manufacturing processes that Patheon will perform pursuant to this Agreement. Nycomed shall provide Patheon with copies of all Regulatory filings at the time of submission which contain chemistry, manufacturing and controls ("CMC") information regarding the Product and the Manufacturing Facility.

  Deficiencies. If in Patheon's sole discretion, acting reasonably, Patheon determines that any of the information provided by Nycomed in accordance with paragraph (b) above is inaccurate or deficient in any manner whatsoever (the "Deficiencies"), Patheon shall notify Nycomed in writing of such Deficiencies as soon as reasonably possible. The Parties shall work together to have such Deficiencies resolved prior to any pre-approval inspection.

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  Nycomed Responsibility. For clarity, the Parties agree that in reviewing the documents referred to in paragraph (b) above, Patheon's role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. Subject to the foregoing, Patheon shall not assume any responsibility for the accuracy of any application for receipt of an approval by a Regulatory Authority. Nycomed is solely responsibility for the preparation and filing of the application for approval by the Regulatory Authorities and any relevant costs shall be borne by Nycomed.

  Inspection by Regulatory Authorities. If Nycomed does not provide Patheon with the documents requested pursuant to paragraph (b) above within the time stipulated in these paragraphs and if Patheon reasonably believes that Patheon's standing with a Regulatory Authority may be jeopardized, Patheon may, in its sole discretion, delay or postpone any inspection by the Regulatory Authority until such time as Patheon has reviewed the requested documents and is satisfied with their contents.

Article 4

Forecasting, Ordering and Supply

4.1   Rough Cut Capacity Planning. Within the first [***] days of the first Contract Year and in the month of January of all subsequent Contract Years, Nycomed agrees to submit to Patheon and update its best estimate rough cut capacity planning of its anticipated requirements of Products for the subsequent [***] months period on which Patheon's and its Subcontractors' Manufacturing capacity planning will be based (the "Rough Cut Capacity Planning" and each, a "Rough Cut Capacity Plan"). At the receipt of the Rough Cut Capacity Planning, Patheon will provide Nycomed with its observations regarding potential Patheon's inability to meet the forecasted volumes requirements of Nycomed. The volumes of Product forecasted in the Rough Cut Capacity Planning shall not be deemed as binding on Nycomed nor on Patheon.

4.2   Yearly Volume (or "YV"). At least [***] months before the first scheduled commercial delivery of Product, Nycomed shall provide Patheon with the Yearly Volume for the Launch Year. If the first scheduled commercial delivery is no later than [***], the Launch Year is the period commencing from the Manufacturing of the first commercial Batch of Product up to and including [***] of that same year. If the first scheduled commercial delivery is later than [***], the Launch Year is the period commencing from the Manufacturing of the first commercial Batch of Product up to and including [***] of the following Contract Year.

Thereafter no later than [***] of the Launch Year and all following Contract Years during the Term, Nycomed shall provide Patheon with the Yearly Volume for the immediately following Contract Year.

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At the receipt of the Yearly Volume, Patheon will evaluate the actual variation (if any) of the volumes of Product as set out in the Rough Cut Capacity Plan. If the total volume of the Products, as set out in the Yearly Volume, exceeds the Rough Cut Capacity Plan to such an extent that the volume becomes critical for Patheon in relation to the Manufacturing capacity at the Manufacturing Facility, then the Parties shall evaluate and discuss in good faith the impact of such variation on the Manufacturing capacity at the Manufacturing Facility and on the resources necessary to meet such variation.

The Parties hereby agree that the Yearly Volume may be reduced yearly during the Term of the Agreement within the flexibility ranges (hereinafter the "Flexibility Ranges" or "FR") set out in the Table below:

[***]

If at the end of each Contract Year the aggregate actual volume of Product ordered by Nycomed for delivery during such Contract Year ("Actual Yearly Volume" or "AYV") varies from the Yearly Volume provided by Nycomed, by more than the Flexibility Ranges as set out in the Table above for such Year, then Patheon shall be entitled to and may request that Nycomed pays to Patheon an amount to be determined as follows, for the non-absorbed fixed manufacturing costs incurred by Patheon during such Year:

[***]

When calculating the % of FR, the value shall be reduced to the nearest multiple of Batches.

If during a Contract Year, Nycomed requests a volume of Product which exceeds by more than [***] the YV for such Contract Year, then the Parties shall evaluate in good faith such excess request in order to reach an agreement on Product feasibility in the current Contract Year and Patheon shall use all Commercially Reasonable Efforts to meet such Nycomed's excess requests.

4.2   Rolling Forecast. Promptly following the Effective Date, and within the first [***] calendar days of each calendar month thereafter, Nycomed shall submit to Patheon a non-binding rolling monthly forecast of the quantity of Products which Nycomed expects Patheon to supply to Nycomed during the succeeding [***] months (the "Rolling Forecast"). Subject to Sections 4.3.1 and 4.3.2, the quantities indicated in the respective third month of each Rolling Forecast shall be binding on Nycomed and Patheon. If the quantities of Product forecasted for the 4th until the 18th month of a Rolling Forecast exceed the respective quantities of the most recent Rolling Forecast to such an extent that such excess volume becomes critical for Patheon in relation to the Manufacturing capacity at the Manufacturing Facility, then Patheon shall notify Nycomed thereabout in writing latest within [***] Business Days after receipt of that Rolling Forecasts. In such case the Parties shall evaluate and discuss in good faith the impact of such excess volume on Patheon's Manufacturing capacity, on resources necessary to meet such excess volume and/or a reasonable adjustment of the subject Rolling Forecast. Failure of Patheon to provide such written notification to Nycomed within the aforesaid time limit shall be deemed acceptance by Patheon of all quantities of Products so forecasted by Nycomed as being uncritical in relation to Patheon's Manufacturing capacity and Patheon being able to timely Manufacture all such quantities for delivery as forecasted.

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4.3   Ordering.

4.3.1   Commencement of Ordering. Promptly following the Effective Date, or such other time agreed by the Parties in writing, Nycomed shall commence ordering Products on the basis of the Rolling Forecast. The first [***] months of the initial Rolling Forecast shall constitute a firm written order in the form of a purchase order ("Firm Order") binding on the part of Nycomed to purchase, and when accepted by Patheon pursuant to Section 4.3.2., for Patheon to supply the quantity of the Product. Thereafter, before the [***] calendar day of each calendar month, Nycomed shall place firm purchase orders (each also a "Firm Order") for Products to be delivered to Nycomed on a date not less than [***] months from the date that the Firm Order is submitted. The quantities of Products ordered in such Firm Orders and then accepted by Patheon pursuant to Section 4.3.2., shall be firm and binding on Nycomed and Patheon and shall not be subject to reduction by Nycomed or Patheon. Each Firm Order may only be cancelled or modified if agreed in writing by the Parties.

In delivering Firm Orders an over-or underdelivery of up to [***] of the relevant Firm Order quantity is acceptable.

4.3.2   Acceptance of Firm Orders and Supply. Patheon shall indicate its acceptance of Firm Orders for the Product by acknowledging acceptance of each Firm Order in writing within [***] Business Days of its receipt; each such acceptance shall include the estimated Manufacturing start date and the Delivery Date of the Product ordered. For as long as the ordered quantity of Product does not exceed the quantity of the same month under the most recent Rolling Forecast by more than [***] Batch Patheon shall use its reasonable best efforts to accept and any such Firm Order shall be deemed accepted by Patheon for delivery within the same month. Patheon will use Commercially Reasonable Efforts to supply to Nycomed the quantity of Products in each Firm Order exceeding such maximum quantity.

4.3.3   Allocation of Supply. In the event that Patheon is aware or anticipates that it will be unable to meet any Firm Order, either in whole or in part, Patheon shall promptly inform Nycomed of such inability. If such inability is partial, Patheon shall fulfill Firm Orders with such quantities of Products as can be reasonably made available for supply to Nycomed hereunder. Patheon shall give no less priority to meeting Nycomed's and its Cooperation Partners' requirements of Products as it may give to a Third Party's comparable requirements.

4.3.4   Minimum Order Size. Unless the Parties agree otherwise in writing, all Firm Orders from Nycomed for Product shall be for a delivery quantity corresponding to 1 (one) Batch as set forth in Schedule 7.1 or multiples thereof.

4.3.5   Terms of Firm Orders. Any Rough Cut Capacity Plans, Yearly Volumes, Rolling Forecasts or related Firm Orders, confirmations, acceptances, advices and similar documents submitted by or on behalf of Nycomed or by or on behalf of Patheon in conducting the activities contemplated under this Agreement are for administrative purposes only and shall not add to or modify the terms of this Agreement. To the extent there are any conflicts or inconsistencies between this Agreement and any such document, the terms and conditions of this Agreement shall control as to a particular document unless otherwise agreed to in writing by the Parties. The failure by a Party to object to any provision in conflict or inconsistent with the terms and

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conditions of this Agreement, shall not be construed as a waiver by such Party of the terms and conditions of this Agreement or as acceptance by such Party of the conflicting or inconsistent terms and conditions.

4.4   Multiple of Batches. All Firm Orders and all monthly quantities of Product in Rolling Forecasts, Yearly Volumes and Rough Cut Capacity Plans shall correspond to an integer number of Batches.

4.5   Safety Stock. Nycomed understands and acknowledges that Patheon will rely on the Rolling Forecast and Firm Orders submitted pursuant to Sections 4.2 and 4.3 in ordering the Excipients and Packaging Materials required to meet such Firm Orders. In addition, Nycomed understands that to ensure an orderly supply of such Excipients and Packaging Materials to achieve economies of scale in the costs, it may be desirable for Patheon to purchase such Excipients and Packaging Materials in sufficient volumes to meet the Manufacturing requirements for Product during part or all of the forecasted periods referred to in Section 4.2 or to meet the Manufacturing requirements of any longer period agreed to by Patheon and Nycomed. Accordingly, Nycomed authorizes Patheon to purchase Excipients and Packaging Materials in order to satisfy the production requirements for Products for the [***] contemplated in the most recent forecast provided by Nycomed pursuant to Section 4.2, and agrees that Patheon may make such other purchases of Excipients and Packaging Materials to meet Manufacturing requirements during such longer periods as may be agreed upon and approved in writing from time to time by Nycomed at the request of Patheon.

4.6 If Excipients and Packaging Materials ordered by Patheon pursuant to Firm Orders or for the first [***] month period in reliance upon the rolling [***] month forecast pursuant to Section 4.2 are not included in finished Products purchased by Nycomed within [***] months after the date of purchase of such Excipients and Packaging Materials, Nycomed shall upon Patheon's request pay to Patheon its costs therefore (including all costs incurred by Patheon in connection with the purchase of such Excipients) and, in the event such Excipients and Packaging Materials are incorporated into Product subsequently purchased by Nycomed or into Third Party products manufactured by Patheon, Nycomed will receive credit for any costs of such Excipients and Packaging Materials previously paid to Patheon by Nycomed.

In relation to the period prior to the first commercial delivery of Product the Parties shall in good faith agree on what levels of safety stock that are appropriate.

Article 5

Shipping and Delivery

5.1   Delivery Date of Products. At the time Nycomed places a Firm Order, Nycomed or its appointee will provide Patheon with a delivery date consistent with the Rolling Forecast. Patheon will confirm the Delivery Date in the Firm Order acceptance.

5.2   Terms of Delivery of Products. Patheon shall deliver Products [***]), viale G.B. Stucchi n. 110, Monza, Italy. Patheon shall contact the freight carrier appointed by Nycomed for

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arranging the shipment of Product on behalf of Nycomed based on a routing order, if so requested by and according to the instructions of Nycomed.

5.3   Shipment. Subject to the terms and conditions of this Agreement, Patheon agrees to ship Products in a manner consistent with the shipping instructions that form part of the Quality Agreement.

1.1   Accompanying Documentation.

5.3.1   Shipping Documentation. Patheon shall provide Nycomed with a commercially appropriate and complete shipping documentation, including, without limitation, bills of lading together with each shipment of Products. The documents must include Nycomed's ordering number, batch numbers, and expiry dates of the Products.

5.3.2   Certificate of Analysis and Certificate of Conformance. Concurrent with the delivery of Product, Patheon shall provide Nycomed with a certificate of analysis and a certificate of conformance as further set out in the Quality Agreement.

5.4   Default in Delivery. If Patheon fails to deliver the ordered Product (a) free of Defects (subject to Sections 6.2.4 and 6.3), (b) at the agreed place of delivery, (c) at the quantity of the Product ordered pursuant to the Firm Order (subject to Section 4.3.1), (d) within the Delivery Date, provided that (i) the delay was not caused by breach by Nycomed any of its obligations hereunder, and (ii) the delay was not caused by circumstances beyond the control of Patheon as stipulated in Article 17, without prejudice to any other rights or claims Nycomed may have hereunder or under the law, including, without limitation, claims for documented damages exceeding the penalty amount, Nycomed shall, only after having granted Patheon with a grace period of [***] Business Days and within said [***] Business Days Patheon have failed to remedy the default, have the right to demand from Patheon a penalty payment, of [***] per commence day of the delay of the Firm Order value. Any such payment of penalty shall be credited against the ensuing Firm Order.

Article 6

Product Warranty

6.1   Warranties. Patheon warrants to Nycomed as follows:

6.1.1   Compliance with Specifications. At the date of delivery pursuant to Section 5.2, all Products shall fully comply with the Specifications;

6.1.2   Remaining Shelf Life. At the date of delivery of Products pursuant to Section 5.2. no more than [***] months of the Shelf Life have been elapsed, except in case that Patheon conducts investigation of a significant deviation (as set forth in the Quality Agreement) prior to delivery of Product, in which case no more than [***] months of the Shelf Life have been elapsed at the date of delivery of Products pursuant to Section 5.2;

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6.1.3   Compliance with Manufacturing Standards for Products. All Products supplied to Nycomed or its appointee shall have been Manufactured and all activities in relation to the Products shall have been performed in accordance with (i) Applicable Laws (ii) cGMP, (iii) Specifications and (iv) this Agreement.

6.1.4   Compliance with Manufacturing Standards for Excipients and Packaging Materials. All Excipients and Packaging Materials employed in the Manufacture and Packaging of Products supplied to Nycomed or its appointee shall have been manufactured and all activities in relation to the Excipients and Packaging Materials shall have been performed in accordance with (i) all laws and regulations applying at the place of manufacture of Excipients or Packaging Materials (as applicable), (ii) cGMP, (iii) this Agreement and (iv) the Specifications.

6.1.5   Compliance with Procurement Requirements. Only Excipients and Packaging Materials that have been procured from Suppliers approved as provided for in the Quality Agreement shall have been employed in the Manufacture and Packaging of Products supplied to Nycomed or its appointee.

6.2   Inspection and Acceptance. Nycomed agrees to inspect or have inspected incoming shipments of Products as follows:

6.2.1   Incoming Inspection Regarding Evident Defects. Nycomed agrees to inspect, or to have its appointee inspect, each shipment of Products supplied by Patheon for Evident Defects, as far as reasonably possible, within [***] Business Days following delivery pursuant to Section 5.2.

6.2.2   Notification of Patheon of Latent and Evident Defects.

6.2.2.1   Evident Defects. Nycomed agrees to provide, or to cause its appointee to provide, written notice ("Deficiency Notice") to Patheon of any Evident Defects within [***] calendar days following delivery pursuant to Section 5.2.

6.2.2.2   Latent Defects. Nycomed agrees to provide written Deficiency Notice to Patheon of any Latent Defects (including, without limitation, Defects discovered by the Third Party laboratory referred to in Section 2.5.) within [***] days of discovery by Nycomed but in no event after the expiration date of the Product.

6.2.2.3   Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon shall have [***] Business Days to advise Nycomed by notice in writing that it disagrees with the contents of such Deficiency Notice. If Nycomed and Patheon fail to agree within [***] Business Days after Patheon's notice to Nycomed as to whether or not any Products identified in the Deficiency Notice is a Defective Product, then the Parties shall mutually select an independent laboratory to evaluate whether or not the Products is a Defective Product. Such evaluation shall be binding on the Parties, and if such evaluation certifies that any Products is a Defective Product Nycomed may reject those Products in the manner contemplated in this Article 6 and the evaluation costs of the independent laboratory will be borne by Patheon, otherwise the Nycomed will be responsible for the evaluation costs.

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6.2.3   Acceptance of Shipment. If Nycomed should fail to perform the incoming inspection pursuant to Section 6.2.1 and to notify Patheon of an Evident Defect in accordance with Section 6.2.2.1, or if Nycomed should fail to notify Patheon of a Latent Defect in accordance with Section 6.2.2.2, then Nycomed shall no longer be entitled to assert warranty claims pursuant to Section 6.4 in respect to such Evident Defect or such Latent Defect (as applicable) of the applicable shipment of Product, provided however that the aforesaid shall not be construed as preventing or limiting the exercise by Nycomed of any other rights or remedies (including, without limitation, the right to be indemnified by Patheon pursuant to Section 12.1.1.), concurrently or separately, as provided for in this Agreement, at law or in equity.

6.2.4   Right to Reject. If a shipment of Products includes Defective Products Nycomed may, in its reasonable discretion, consider such shipment to be Defective in its entirety, and reserves the right to reject any such shipment of Product in its entirety. If Nycomed intends to reject an entire shipment as aforesaid it shall consult with Patheon, provided, however, that the final decision shall always be solely with Nycomed.

6.3   Limitations of Warranty. Patheon's warranties set forth in Section 6.1.1 shall not apply to the extent a Defect in a Product results from (i) API supplied by Nycomed which did not conform to its Specification or was otherwise defective at the time of delivery to Patheon pursuant to Section 2.6.3, provided that such non-conformity or defect of the API could not reasonably have been detected by Patheon's testing the API prior to Manufacturing Products there from as set forth in Section 2.6.2, or (ii) causes which occur following delivery of the applicable shipment of Product to Nycomed pursuant to Section 5.2, including misuse, improper storage or improper handling; (iii) is caused by inappropriate Manufacturing methods or test methods (including test methods related to Excipients and Packaging Materials) set forth in the Specifications if and to the extent Nycomed is responsible for the appropriateness of such methods, provided, however that the warranty limitation of this lit. (iii) shall not apply in case Patheon could have reasonably detected such inappropriateness of methods (if and to the extent Nycomed is responsible for the appropriateness of these methods) and did not promptly inform Nycomed thereof; or (iv) is due to any breach by Nycomed of its obligations under this Agreement that was not caused by circumstances beyond the control of Nycomed as stipulated in Article 17.

6.4   Remedies.

6.4.1   Evident and Latent Defects. Subject to Section 6.2.4 and the limitations of Patheon's warranty pursuant to Section 6.3, Patheon shall, at Nycomed's option, either (i) promptly provide to Nycomed or its appointee, at no additional charge, replacement delivery of non-Defective Products in a quantity equal to, dependent upon the receipt from Nycomed of all API required for the Manufacture of such replacement Products; or (ii) issue a credit to Nycomed for the Supply Price paid by Nycomed for the Defective Products; or (iii) offset the Supply Price paid by Nycomed for the Defective Products against other amounts due to Patheon hereunder. Patheon shall furthermore (iv) pay to Nycomed, subject to the limits set forth in Section 12.3.2., the API Agreed Value for any quantity of API lost or damaged by Patheon for the Manufacture of Defective Product; (v) refund to Nycomed the costs of transport of such API to Patheon pursuant to Section 2.6.3; (vi) reimburse Nycomed for Costs of Nationalization and for additional reasonable out-of-pocket expenses, incurred by Nycomed or its appointee in the transportation,

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inspection and disposal of Defective Products (payment by Patheon shall be made in each case (iv) - (vi) in EUR plus V.A.T. (if any) within [***] days from invoice date); (vii) be liable and obliged to provide indemnity pursuant to Section 12.1.1.; and (viii) be liable to Nycomed pursuant to Section 12.4, and (ix) reimburse Nycomed for Recall Expenses pursuant to Section 10.3.2.

Article 7

Financial Provisions

7.1   Supply Price. The supply price payable by Nycomed for each of the Products (the "Supply Price") is as set out in Schedule 7.1.. The Supply Price is based on delivery [***], viale G.B. Stucchi 110 Monza, Italy. Except as otherwise expressly provided for in this Agreement, all work and performances by Patheon under this Agreement shall be deemed fully satisfied and remunerated by Nycomed, by payment of the Supply Price.

7.2   Adjustment of Supply Price.

7.2.1   General. Effective from the second Contract Year (i.e. year 2012) and in each Contract Year thereafter during the Term, and no more frequently than once during each Contract Year, the Parties shall be entitled to an adjustment of the Supply Price in accordance with Section 7.2.2 below in respect of the Products to reflect a change in the Relevant Price Adjustment Factors subject to Section 7.2.2.1. It is however agreed between the Parties that in the event Patheon incurs extraordinary cost increases (more than [***]) related to Excipients and Packaging Materials during a Contract Year, the Parties shall meet and in good faith discuss the costs impact on the Supply Price. Patheon shall however use Commercially Reasonable Efforts to prevent such potential cost increases from occurring.

Any so adjusted Supply Price shall apply to Firm Orders placed by Nycomed following notification by Patheon to Nycomed of the relevant adjustment, always provided that this shall not apply to Supply Price decreases that Patheon should have failed to make, which shall retroactively apply for Firm Orders placed by Nycomed after the date the relevant adjustment should have been notified to Nycomed by Patheon.

7.2.2   Principles Applying to Adjustment of Supply Price.

7.2.2.1   Relevant Price Adjustment Factors. Subject to Section 7.2.3, the Parties shall be entitled to an adjustment of the Supply Price in respect of the Products to reflect:

  [***] and

  [***]

(individually and collectively, the "Relevant Price Adjustment Factors").

In connection with a Price adjustment pursuant to this Section 7.2.2.1 (a), the Parties have agreed, that the variation of the Supply Price for the second and third Contract Year of this

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Agreement, respectively Contract Year 2012 and Contract Year 2013, shall be based on the following percentages:

  For Contract Year 2012: [***] of the Consumer Price Index, published by ISTAT in respect of the immediately prior Contract Year; and
  For Contract Year 2013: [***] of the Consumer Price Index, published by ISTAT in respect of the immediately prior Contract Year.

In connection with a Price adjustment pursuant to this Section 7.2.2.1(a), Patheon shall deliver to Nycomed on or about the first quarter of each Year, a statement outlining the percentage increase/decrease in the Consumer Price Index upon which such price adjustment is based. The adjusted Supply Price shall be effective as of 1st January of the Contract Year in which the adjustment is required.

In connection with the Price adjustment pursuant to this Section 7.2.2.1(b), Patheon shall deliver to Nycomed the budgetary pricing information, related to the increase or decrease of Patheon's procurement cost for Excipients and Packaging Materials. Any so adjusted Supply Price shall apply to Firm Orders placed by Nycomed following the notification by Patheon to Nycomed of the adjustment, always provided that this shall not apply to Supply Price decreases, that Patheon should have failed to make, which shall retroactively apply for Firm Orders placed by Nycomed after the date the relevant adjustment should have been notified to Nycomed by Patheon.

7.2.3   Dispute on Supply Price Adjustment. If Nycomed should object to (i) an adjustment by Patheon of the Supply Price pursuant to Section 7.2. in writing within a period of [***] weeks, or (ii) Patheon's failure to adjust the Supply Price pursuant to Section 7.2. in writing (in each case, a "Nycomed Objection Notification"), a senior officer of Patheon and a senior officer of Nycomed shall discuss and attempt to resolve the matter. If the issue should not have been resolved within a period of [***] month from receipt by Patheon of the relevant Nycomed Objection Notification, then the issue of an adjustment of the Supply Price shall be determined by a reputable international accounting firm to be promptly agreed by the Parties in good faith (the "Auditing Company"; PriceWaterhouseCoopers and KPMG are acceptable to both Parties).

Such Auditing Company shall sign a standard form confidentiality agreement in a form to be agreed between the Parties and shall then be entitled to review only the Patheon's financial records strictly necessary to make such final determination of, and to communicate to the Parties, the relevant change of the Supply Price resulting from the application of the principles set forth in Section 7.2. Such determination shall be final and binding upon the Parties. However, such Auditing Company shall not be entitled to reveal to Nycomed any details of its review and calculation including, without limitation, the prices charged to Patheon by its Suppliers or Subcontractors. It is understood between the Parties that, pursuant to this Section 7.2.3., Patheon will not have any obligation to disclose to the Auditing Company financial records or any other document or information related to the prices charged to Patheon by its Subcontractor under Section 2.9.3.

The costs of the services performed by such Auditing Company shall be borne by Patheon, if the deviation is to the detriment of Nycomed, and by Nycomed if there is no deviation or if the deviation is to the detriment of Patheon,

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Such determination by such Auditing Company shall, if relevant, retroactively, apply to the calculation of the Supply Price of Product for all Firm Orders placed by Nycomed following notification by Patheon to Nycomed of the relevant adjustment, always provided that this shall not apply to Supply Price decreases that Patheon should have failed to make, which shall retroactively apply for Firm Orders placed by Nycomed after the date the relevant adjustment should have been notified to Nycomed by Patheon.

7.3   Invoices and Payment. Invoices will be sent, by Patheon to Nycomed, at the time the Product is delivered to Nycomed pursuant to Section 5.2. Payment for supplies of the Product will be due net [***] days from the date of the relevant invoice. Payments shall be made in Euro.

7.4   Late Payments. In the event that either Party should fail to make timely payment of any amount due and payable pursuant to this Agreement, interest shall accrue at a rate of interest per annum of [***] above the Euro Overnight Index Average ("EONIA"), as calculated and published by the European Central Bank effective for the respective days of the period of default; provided, that if such failure to pay continues for more than [***] days, the applicable rate of interest shall be EONIA plus [***] for the entire period of default. In the event that any payment, or portion thereof, is disputed in good faith by the Party allegedly obliged to make payment, any subsequent settlement payment related to that dispute shall not include interest thereon.

Article 8

Intellectual Property

8.1   Limited License. NYCOMED herewith grants to Patheon and to its Subcontractor under Section 2.9.3. for the Term, a non-exclusive, royalty-free, revocable license with respect to all Nycomed Patent Rights which are used by Patheon and by its Subcontractor solely to the extent necessary to allow the performance of the Manufacture of Products and other activities and services by Patheon under this Agreement.

8.2   Infringement of Third Party Patents. Patheon shall promptly notify Nycomed if a written claim is made, or if a Suit is threatened or brought, against Patheon, any of their respective Affiliates, or any of Patheon's Subcontractors, alleging that the activities being carried out under this Agreement infringe upon one or more claims of a Third Party patent or published patent application. Patheon shall set out in reasonable detail in its notice the facts of the claim or Suit as known. Patheon shall cooperate as far as reasonable with Nycomed in the defense of the Suit.

Article 9

Confidentiality

9.1   General Principle. Subject to the terms and conditions of this Agreement, each Party shall (i) maintain in strict confidence the terms and conditions of this Agreement and all Information obtained from the other Party and/or its Affiliates ("Disclosing Party") under or in

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redacted and have been separately filed with the Commission.

connection with this Agreement (the "Disclosing Party Information"), (ii) not disclose or divulge the Disclosing Party Information without the prior written consent of the Disclosing Party; and (iii) use the Disclosing Party Information only as reasonably necessary to exercise its rights and fulfill its obligations under this Agreement.

9.2   Exceptions. The obligations pursuant to Section 9.1 shall not apply to Information that (i) was known (other than from the Disclosing Party) to the Party receiving ("Receiving Party") the Disclosing Party Information, prior to its date of disclosure to the Receiving Party, as evidenced by written records; or (ii) either before or after the date of the disclosure to the Receiving Party is lawfully disclosed to the Receiving Party by sources other than the Disclosing Party, rightfully in possession of the Information; or (iii) either before or after the date of the disclosure to the Receiving Party becomes published or generally known to the public other than through any act or omission of the Receiving Party in breach of this Agreement; or (iv) is independently developed by or for the Receiving Party without reference to or reliance upon the Disclosing Party Information.

9.3   Nycomed Permitted Use and Disclosure. Nycomed may disclose Information received from Patheon to the extent such disclosure is reasonably necessary for the purpose of the implementation of this Agreement, including, without limitation, the disclosure of Information to the extent it has to be disclosed to Cooperation Partners of Nycomed, Nycomed Affiliates, Regulatory Authorities and other Third Parties in connection with the manufacturing, development, registration, marketing and sale of the Product and provided that Nycomed shall, and shall cause its Cooperation Partners to, undertake reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Nycomed undertakes to submit its Cooperation Partners and aforesaid other Third Parties to similar obligations of confidentiality and use restrictions no less stringent than those undertaken by Nycomed pursuant to this Agreement.

9.4   Patheon Permitted Use and Disclosure. Patheon may disclose Information received from Nycomed to Patheon's Subcontractors and/or Suppliers, to the extent such disclosure is necessary for the purpose of the implementation of this Agreement, provided that Patheon has imposed upon the relevant Subcontractors and Suppliers written obligations of confidentiality and non-use no less stringent than those undertaken by Patheon pursuant to this Agreement.

9.5   Parties Permitted Use and Disclosure. The Receiving Party may disclose Disclosing Party Information that it is required to disclose to comply with applicable laws to defend or prosecute litigation or to comply with governmental regulation, provided that the Receiving Party provides prior notice to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

9.6   Submission of Agreement to Cooperation Partners. Patheon acknowledges that Nycomed is cooperating with certain Cooperation Partners, in the Development and Commercialization of the Product. Patheon agrees that Nycomed may submit a copy of this Agreement in redacted form as previously agreed with Patheon (such agreement not to be unreasonably withheld or delayed by Patheon) to these Cooperation Partners for purposes of information and subject to the Cooperation Partners agreeing to maintain the information in confidence, not to disclose it to any Third Party, and to use it only as required to assist with the Development and Commercialization of Product.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

9.7   Survival of Obligations of Confidentiality. All of the provisions in this Article 9 shall survive any termination or expiration of this Agreement for an unlimited period of time.

9.8   Prior Confidentiality Agreement. Already prior to the Effective Date the Parties have entered into the Confidentiality Agreement. The Parties hereby agree that all Information disclosed by a Party to the other Party under the aforesaid Confidentiality Agreement shall be deemed Disclosing Party Information disclosed under this Agreement.

Article 10

Compliance with Law and Product Recall

10.1   Compliance with Law. In performing this Agreement, Patheon undertakes to comply with all Applicable Laws.

10.2   Duties to Inform. The Parties shall cooperate to keep each Party informed, commencing within forty-eight (48) hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from a Regulatory Authority in the Territory, (i) which raises any material concerns regarding the safety or efficacy of any Product, (ii) which indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any Product, or (iii) which is reasonably likely to lead to a Recall or market withdrawal of any Product. Subject always to Sections 10.1, neither Party shall be obliged to disclose such information in breach of any contractual restriction which it could not reasonably have avoided.

10.3   Product Recall.

10.3.1   General Principle. Any recall of the Product in a country of the Territory, whether required by a competent relevant Regulatory Authority, for any failure of Product to meet the Specifications or for other reasons (each, a "Recall"), shall be implemented and administered by Nycomed and/or its Cooperation Partners, as the case may be, at its sole discretion with consultation and cooperation of Patheon, in a manner which is appropriate and reasonable under the circumstances and in conformity with any requests or orders of the applicable Regulatory Authority as well as accepted trade practices.

10.3.2   Recall Costs and Expenses. The out-of-pocket expenses associated with any Recall referred to in Section 10.3.1 including, without limitation, frustrated Costs of Nationalization (the "Recall Expenses") shall be paid by Nycomed, unless such Recall is attributable to Defects of Product. In such case, Patheon shall reimburse Nycomed the reasonable Recall Expenses against appropriate documentation. Recall Expenses so reimbursed shall not exceed a maximum amount of Euro [***] per calendar year. The Recall Expenses reside in the calendar year within which the Recall is initiated.

For the purposes of this Agreement, the Recall Expenses shall not include Nycomed's internal costs or charges, or any Nycomed internal administrative or overhead charge.

10.4   Survival of Obligations. The provisions of this Article 10 shall survive any expiry or termination of this Agreement.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Article 11

General Representations and Warranties

11.1   Representations and Warranties by Patheon. Further to its representations and warranties given in Section 6.1, Patheon represents and warrants to Nycomed that:

11.1.1   as of the Effective Date Patheon has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement;

11.1.2   this Agreement has been duly executed and delivered by and on behalf of Patheon and constitutes legal, valid and binding obligations enforceable against Patheon in accordance with its terms;

11.1.3   Patheon is a corporation duly organized, validly existing and in good standing under the laws of England, with the power and authority to sign, deliver and perform all of its obligations under this Agreement; and

11.1.4   the execution, delivery and performance of this Agreement do not: (i) in any material respect, conflict with or violate any applicable statute, law, rule or regulation in United Kingdom; (ii) conflict with or violate any organizational, charter or internal governance document of Patheon; and (iii) conflict with or constitute a default under any contract, agreement or obligation of Patheon.

11.2   Representations and Warranties by Nycomed. Nycomed represents and warrants to Patheon that, as of the Effective Date:

11.2.1   Nycomed has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement;

11.2.2   this Agreement has been duly executed and delivered by and on behalf of Nycomed and constitutes legal, valid and binding obligations enforceable against Nycomed in accordance with its terms;

11.2.3   Nycomed is a corporation, duly organized, validly existing and in good standing under the laws of Denmark, with the power and authority to sign, deliver and perform all of its obligations under this Agreement;

11.2.4   the execution, delivery and performance of this Agreement: (i) do not, in any material respect, conflict with or violate any applicable statute, law, rule or regulation in Denmark; (ii) do not conflict with or violate any organizational, charter or internal governance document of Nycomed; and (iii) do not conflict with or constitute a default under any contract, agreement or obligation of Nycomed;

11.2.5   the Specifications for each of the Products are Controlled by Nycomed;

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

11.2.6   any Nycomed Patent Rights licensed to Patheon and to its Subcontractor pursuant to Section 8.1. are Controlled by Nycomed and may be lawfully used by Patheon as provided for in this Agreement;

11.2.7   Nycomed is not aware of any Third Party Patent Rights that would be infringed by the Manufacture of Product by Patheon in accordance with this Agreement;

11.2.8   to Nycomed's knowledge there are no actions or other legal proceedings, the subject of which is the infringement of Third Party Rights related to any of the Specifications, or any of the API, or the sale, use or other disposition of any Product made in accordance with the' Specifications.

Article 12

Indemnification, Liability and Insurance

12.1   Indemnification.

12.1.1   Indemnification by Patheon. Patheon hereby agrees to defend Nycomed and its Affiliates and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Nycomed Indemnified Persons") against any and all legal claims, Suits, demands or actions of a Third Party (collectively, the "Claims") for, and to indemnify and hold the Nycomed Indemnified Persons harmless from and against any and all losses, damages, costs, penalties, liabilities (including strict liabilities), judgments, amounts paid in settlement, fines and expenses (including court costs and reasonable fees of attorneys and other professionals) arising out of any Claims (individually and collectively, the "Losses) caused by:

12.1.1.1   Defects inherent in Product at the time of delivery pursuant to Section 5.2 to Nycomed or its permitted appointee; or

12.1.1.2   a negligence or willful misconduct or wrongdoing of Patheon or any Person for whose actions or omissions Patheon is legally liable; or

12.1.1.3   a breach by Patheon of its obligations, representations, warranties and/or covenants hereunder,

provided, however, that Patheon shall have no liability or obligations pursuant to this Section 12.1.1 to the extent that such Claims or Losses are attributable to Nycomed pursuant to Section 12.1.2.

12.1.2   Indemnification by Nycomed. Nycomed hereby agrees to defend Patheon and its Affiliates and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Patheon Indemnified Persons") against any and all Claims for, and to indemnify and hold the Patheon Indemnified Persons, harmless from and against any and all Losses arising out of any Claims caused by:

12.1.2.1   The negligence or willful misconduct or wrongdoing of Nycomed or any Person for whose actions or omissions Nycomed is legally liable; or

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

12.1.2.2   a breach by Nycomed of its obligations, representations warranties and/or covenants hereunder; or

12.1.2.3   Product that at the date of delivery by Nycomed to the Third Party was not fit for the purpose intended or not safe for human consumption despite of Patheon, or any Person for whose actions or omission Patheon is legally liable (i) not having been negligent or willfully misconducting or wrongdoing, and (ii) not having breached any of its obligations, representations, warranties and/or covenants hereunder; or

12.1.2.4   API that has not been manufactured in compliance with cGMP or on the date of delivery of API to Patheon pursuant to Section 2.6.3. did not conform to its Specification, provided that any such non-conformity of the API could not reasonably have been detected by Patheon's testing of the API prior to Manufacturing Products there from as set forth in Section 2.6.2., provided, however, that Nycomed shall have no liability or obligations pursuant to this Section 12.1.2 to the extent that such Claims or Losses are attributable to Patheon pursuant to Section 12.1.1.

12.1.3   Indemnification Procedure. Any Party seeking to be indemnified hereunder (the "Indemnified Party") shall provide prompt written notice to the other Party (the "Indemnifying Party") no later than [***] days after becoming aware of any actual Claim in respect of which indemnification may be sought; provided, however, that the failure by the Indemnified Party to provide such prompt notice to the Indemnifying Party shall only be a bar to recovering Losses to the extent that the Indemnifying Party can demonstrate that it was actually prejudiced and directly damaged by such failure. In the event of any such actual or threatened Loss or Claim therefore, each Party shall provide the other information and assistance as the other shall reasonably request for purposes of defense, and each Party shall receive from the other all necessary and reasonable cooperation in such defense, including, but not limited to, the services of employees or agents of the other Party who are familiar with the transactions or occurrences out of which any such Loss may have arisen. The primary responsibility for defending any such Loss or claim shall be with the Indemnifying Party; provided, however, that the Indemnified Party shall have the right to participate in and with respect to the defense of any Loss with counsel of its own choosing, whose fees shall be borne by the Indemnified Party. The Indemnified Party shall not be entitled to settle any claim or agree to the entry of any judgment or other relief without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

12.2   Adequate Insurance. During the Term and for the longer of (i) a period of and until expiry of the shelf life of the last Batch of Product Manufactured hereunder, or (ii) three (3) years after the Term, both Parties shall obtain and/or maintain, respectively, at their sole cost and expense, product liability insurance that meets the following requirements: (i) the insurance shall insure the respective Party and its Affiliates against all legal liability related to Product (whether a Party's or its Affiliate's legal liability arises from such Party's or Affiliate's conduct or by virtue of a Party's or its Affiliate's participation in this Agreement), including, without limitation, legal liability for bodily injury, property damage, other damages and wrongful death);

Confidential Treatment Requested. Confidential portions of this document have been
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and (ii) the insurance shall be in amounts, respectively, that are required by operation of law and reasonable and customary in the industry, and in any event no less than [***] per year.

12.3   Limitation of Liability.

12.3.1   Patheon shall be responsible for the custody, proper care and storage of the API, such responsibility to commence upon receipt by Patheon, at the Manufacturing Facility, from the carrier of Active Ingredients and ends upon delivery of Product by Patheon pursuant to Section 5.2. Patheon shall maintain storage of Active Ingredients in accordance with the provided Specifications and with the current Good Manufacturing Practices. If any API is lost or damaged due to the failure of Patheon's custody, proper care and storage in accordance with this Agreement, then Patheon shall be liable to Nycomed for any losses, claims, damages, expenses, liabilities, or costs incurred by Nycomed as a result of such failure, to the extent provided in this Section 12.3.2. For clarity, Patheon's liability for all other damages of Nycomed (that are not a result of such aforesaid failure) are subject to Section 12.4.

12.3.2   Except for cases of gross negligence or wilful misconduct or wrongdoing Patheon's maximum responsibility for loss or damage to the API under this Agreement, including, without limitation API losses described in Sections 2.6.4, 6.4.1. and 12.3.1, shall not exceed a maximum amount equal to the lesser than: (i) [***] per Contract Year or (ii) the [***] during the Contract Year to which the event giving rise to such responsibility is attributable.

12.4 EITHER PARTY SHALL BE LIABLE TO THE OTHER HEREUNDER IN TORT; NEGLIGENCE; BREACH OF STATUTORY DUTY OR OTHERWISE AS PROVIDED FOR BY APPLICALBE LAW. HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW NEITHER PARTY SHALL BE LIABLE TO THE OTHER HEREUNDER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR (I) ANY (DIRECT OR INDIRECT) LOSS OF PROFITS, OF PRODUCTION, OF ANTICIPATED SAVINGS, OF BUSINESS OR GOODWILL OR (II) FOR ANY OTHER LIABILITY, DAMAGE, COSTS OR EXPENSE OF ANY KIND INCURRED BY THE OTHER PARTY OF AN INDIRECT OR CONSEQUENTIAL NATURE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED HOWEVER THAT THE AFORESAID RESTRICTION OF LIABILITY SHALL NOT APPLY (III) TO ANY SUCH AFORESAID LOSSES; LIABILITY; DAMAGE COST OR EXPENSE OF A THIRD PARTY FOR WHICH INDEMNIFICATION HAS TO BE PROVIDED FOR BY A PARTY PURSUANT TO SECTION 12.1.(Indemnification), (IV) IN CASE OF ANY BREACH OF OBLIGATIONS UNDER SECTION 9 (Confidentiality), AND (V) IN CASE OF A MATERIAL BREACH OF PATHEON'S SUPPLY OBLIGATION UNDER THIS AGREEMENT. For the purposes of the foregoing lit. (V) Patheon shall be deemed to be in material breach of its supply obligation if it fails to cure such material breach pursuant to Section 14.2.1.(b).

12.5   Reasonable Allocation of Risk. The provisions of this Agreement (including, without limitation, this Article 12) are reasonable and create a reasonable allocation of risk having regard to the relative profits the Parties respectively expect to derive from the Products, and that Patheon, in its fees for the Manufacture under this Agreements, has not accepted a greater degree of the risks arising from the manufacture, distribution and use of the Products, based on the fact that Nycomed has developed and holds the marketing approval for the Products and requires

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Patheon to Manufacture the Products strictly in accordance with this Agreement, and that Nycomed and not Patheon is in a position to inform and advise potential users of the Products as to the circumstances and manner of use of the Products.

12.6   Survival of Indemnification obligations. The provisions of this Article 12 shall survive any expiry or termination of this Agreement.

Article 13

No Exclusivity

13.1   No Patheon Exclusivity. For the avoidance of doubt, Patheon recognizes that Nycomed has the right to Manufacture the Product by itself, through its Affiliates and Third Parties, in addition to or instead of having Patheon Manufacture the Product under this Agreement.

Article 14

Term and Termination

14.   Term and Termination at Will.

14.1.1   Initial Term, Renewal Terms and Term. This Agreement shall come into effect as of the Effective Date and shall, unless terminated earlier in accordance with its terms, remain in effect for ten (10) years after the Effective Date (the "Initial Term"). If not terminated by either Party to the end of the Initial Term or any Renewal Term pursuant to Section 14.1.2 or for cause pursuant to Sections 14.2 and 14.3, it shall automatically renew upon identical terms and conditions for successive periods of two (2) years terms (each a "Renewal Term"). The Initial Term and applicable Renewal Terms, or parts thereof, to the extent applicable, are hereinafter referred to as the "Term".

14.1.2   Termination at Will. Either Party may terminate this Agreement to the end of the Initial Term or a Renewal Term by giving the other Party no less than two (2) years prior written notice.

14.2   Either Party's Right to Terminate for Material Breach.

14.2.1   Termination for Material Breach. Without prejudice to any remedy or claim it may have against the other Party for material breach or non-performance of this Agreement, either Party shall have the right to terminate this Agreement in the event that the other Party fails to materially comply with or perform any material provision of this Agreement (the "Breach") in accordance with the following provisions:

  If the Breach by its nature is not curable, the non-breaching Party shall have the right to terminate this Agreement with immediate effect by giving the breaching Party notice of any such non-curable Breach, specifying such non-curable Breach in reasonable detail and stating that it terminates this Agreement, such termination

  Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

  right to be exercised within a period of [***] days following the date as of which the terminating Party receives knowledge of any such Breach.

  If the Breach by its nature is curable, the non-breaching Party shall notify the breaching Party of any such curable Breach in writing, specifying such curable Breach in reasonable detail and stating its intention to terminate this Agreement, if the Breach is not cured as set out according to Section 14.2.1(c) (the "Reminder").

  In the event that the breaching Party either (i) fails to cure such curable Breach within a period of [***] days following receipt by the other Party of such Reminder (the "Remedy Period"); or in the event that any such curable Breach pertains to obligations other than the payment of monies, (ii) fails to establish, to the reasonable satisfaction of the other Party, that it is diligently and actively pursuing a cure at the expiration of such Remedy Period; or (iii) cannot be reasonably expected to effect a cure within such Remedy Period; the other Party shall be entitled to terminate this Agreement within a period of [***] days following the expiry of such Remedy Period with immediate effect by giving the breaching Party notice.

  In the event that the breaching Party, under the circumstances referred to under Section 14.2.1(c) (ii) above, can establish to the reasonable satisfaction of the other Party that it is diligently and actively pursuing a cure at the expiration of the Remedy Period, then such Remedy Period shall be extended for so long as a cure is being diligently and actively pursued, such extension not to exceed an additional [***] days (the "Extended Remedy Period").

  In the event that the breaching Party has not cured the curable Breach by the end of such Extended Remedy Period, the other Party may exercise its termination right for Breach within a period of [***] days following the expiry of such Extended Remedy Period by giving the breaching Party notice.

14.2.2   Termination for Reasons of Insolvency or Termination of Business Activities. Either Party shall be entitled to terminate this Agreement if the other Party becomes insolvent or is subject of a petition in bankruptcy whether voluntary or involuntary or of any other proceeding under bankruptcy, insolvency or similar laws, makes an assignment for the benefit of creditors, is named in, or its property is subject to a Suit for the appointment of a receiver, or is dissolved or liquidated. Such termination right may be exercised within a term of [***] days following the date as of which the Party entitled to terminate receives knowledge of such insolvency or termination of business activities by the other Party, by giving the terminated Party notice.

14.3   Nycomed's Additional Rights to Terminate. Further to Section 14.2, Nycomed may terminate this Agreement in the following event and subject to the following conditions:

14.3.1   Termination for Change of Corporate Control Affecting Patheon. Nycomed may terminate this Agreement if Corporate Control of Patheon is being transferred, whether directly or indirectly, to a Third Party, whether by purchase, merger, operation of law or

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

otherwise, and if such transfer has within Nycomed's reasonably exercised discretion, a material adverse impact on the business interests of Nycomed. Patheon shall inform Nycomed of any such change of Corporate Control without undue delay (the "Merger Notice"). Nycomed may exercise its termination right for change of Corporate Control within a period of [***] months following receipt of Patheon's Merger Notice, by giving Patheon at least [***] months prior notice. For the purpose of this Section 14.3.1, the term "Corporate Control" means direct or indirect ownership of fifty percent (50%) or more of the outstanding equity voting stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or the power to otherwise directly or indirectly determine the business policies, of Patheon.

14.4   Other Remedies. Subject to all the terms and conditions of this Agreement, the right of a Party to terminate this Agreement in accordance with the provisions set forth in Article 14 will not be construed as that Party's sole remedy, and it is understood that the Party may exercise other remedies and rights concurrently or separately as provided for under this Agreement, at law or in equity.

Article 15

Rights and Duties upon Termination

15.1   Pending Orders. Subject to Section 15.2, the termination of this Agreement shall not affect Firm Orders placed by Nycomed in accordance with Section 4.3 hereof and accepted by Patheon pursuant to Section 4.3.2 hereof at the time notice of termination is given and until the time any such termination becomes effective.

15.2   Termination by Nycomed for Reasons of Material Breach by Patheon or Insolvency or Termination of Business Activities Affecting Patheon. In the event of a termination of this Agreement by Nycomed pursuant to Section 14.2.1 or 14.2.2 for reasons of material Breach by Patheon or insolvency or termination of business activities affecting Patheon, Nycomed may cancel any pending Firm Orders without incurring any further obligations, any claims of Nycomed against Patheon for reasons of breach by Patheon of its representations, warranties and covenants hereunder notwithstanding.

15.3   Manufacturing Rights of Nycomed.

15.3.1   Applicable Cases. Nycomed shall have access rights to, and shall be entitled to practice, the Patheon Technology in accordance with Section 15.3.2 to the extent reasonably necessary so as to enable Nycomed to Manufacture its and its Cooperation Partners requirements of Product in the Territory, (i) in the event either Party should terminate this Agreement pursuant to Section 14.1.2 at will, (ii) in the event that Nycomed should terminate this Agreement pursuant to Section 14.2.1 for material breach by Patheon, (iii) in the event that Nycomed should terminate this Agreement pursuant to Section 14.2.2 for reasons of insolvency or termination of business activities affecting Patheon, (iv) in the event that Nycomed should terminate this Agreement pursuant to Section 14.3.1 for Change of Corporate Control of Patheon, and (v) in the event that a Force Majeure Event affecting Patheon should prevent Patheon from supplying for a consecutive period of at least [***] months, on a timely basis, at least [***] of Nycomed's and

Confidential Treatment Requested. Confidential portions of this document have been
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its Cooperation Partners' requirements of Product forecasted and ordered pursuant to Section 4.3.1 and to be accepted by Nycomed pursuant to Section 4.3.2.

15.3.2   Manufacturing Rights of Nycomed. If any of the events referred to in Section 15.3.1 (i) − (v) should occur, then Nycomed shall have a world-wide, irrevocable, fully-paid up and non-exclusive license, including the right to sublicense, to the Patheon Technology, to the extent reasonably necessary so as to enable Nycomed to Manufacture or have Manufactured its and its Cooperation Partners requirements of the Product.

For such purpose, Patheon shall, at Patheon's cost and expense, provide Nycomed with the Patheon Know-how in order to enable Nycomed or its appointee to Manufacture Product. Patheon shall in additional upon Nycomed's request make available appropriately qualified employees of Patheon, that have adequate experience with the Manufacturing process to provide such technical assistance as may reasonable be required to implement the Manufacturing process at a facility appointed by Nycomed. Such Patheon assistance shall be for an overall period of [***] months with a least [***] months prior written notice to Patheon.

The assistance from Patheon is free of charge for Nycomed for the entire period as described above in the event that a termination of this Agreement by Nycomed is pursuant to Section 14.2.1 (material breach by Patheon) or by Nycomed pursuant to Section 14.2.2. (insolvency or termination of business activities by Patheon). Nycomed will pay to Patheon a fee of [***] per hour plus reasonable and documented travel expenses, including accommodation for the assistance provided from Patheon in the event that a termination of this Agreement is made pursuant to Section 14.1.2 (termination at will), or by Nycomed pursuant to Section 14.3.1 (termination for Change of Corporate Control of Patheon).

15.4   General Provisions. In all cases of termination of this Agreement, the following general principles shall apply:

15.4.1   Outstanding Payments. Payments to be made by either Party under this Agreement shall be due on termination and payable within thirty (30) days after the date as of which the termination of this Agreement for any reason whatsoever becomes effective, provided that the amount may be calculated at that time; if this is not the case, such payments shall become due as soon as the amount can be calculated and such amount is correctly billed to the other Party.

15.4.2   Survival of Obligations. The provisions of this Agreement which by their nature or implication are required to survive the termination of this Agreement shall, together with any definitions used and Sections and Schedules necessary to give effect to them, survive the termination of this Agreement either for the period specified in the respective provisions or as foreseen by applicable law.

15.4.3   Ordinary Course of Business. The Parties shall continue to proceed in an ordinary course of business with respect to the performance of this Agreement until the effective date of termination of this Agreement.

Confidential Treatment Requested. Confidential portions of this document have been
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15.4.4   If this Agreement expires or is terminated in whole for any reason other than by Nycomed pursuant to Section 14.2.1 or 14.2.2, then:

  Nycomed shall purchase, at Patheon's documented cost (including all costs incurred by Patheon in connection with the purchase and handling of such Inventory), the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 4.5 prior to notice of termination being given;

  Nycomed shall satisfy the purchase price payable pursuant to Patheon's orders with Suppliers of Excipients and Packaging Materials, provided such orders were made by Patheon in reliance on Firm Orders or in accordance with Section 4.5 and are not subject to cancellation without penalty;

  Nycomed shall make Commercially Reasonable Efforts, at its own expense, to remove from the Manufacturing Facility, within [***] Business Days, all of Nycomed's Capital Equipment or other moveable property owned by Nycomed, related to the Agreement and located at Manufacturing Facility or that is otherwise under Patheon's care and control ("Nycomed Property"). The Parties have however agreed to an exception for the above time constraint related to Nycomed's API, where Nycomed shall make Commercially Reasonable Efforts, at its own expense, to find another facility to which Nycomed's API can moved as soon as practically possible. It is understood that the risks of API losses or damages, after the above captioned period of [***] Business Days from the expiration or termination of this Agreement, shall remain solely in charge of Nycomed except for cases of gross negligence or wilful misconduct or wrongdoing by Patheon or any Person for whose actions or omission Patheon is legally liable. Nycomed shall pay to Patheon a [***] per pallet space per week storage fee for all Nycomed Property remaining at Patheon's site(s) after the [***] Business Day following the Term of the Agreement. Patheon will invoice Nycomed for such storage charges according to the provisions of section 7.3 of this Agreement;

  Unless otherwise provided for in this Agreement or by applicable law, Patheon shall promptly upon the effective date of termination of this Agreement return to Nycomed all Information obtained from Nycomed or its Affiliates. If this Agreement is terminated by Nycomed pursuant to Section 14.2.1, paragraphs (a) to (c) above shall be applied only if desired by Nycomed at its sole discretion.

Article 16

Governing Law, Arbitration

16.1   Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, shall be governed by and construed in accordance with, the laws of Switzerland, without giving effect to the choice of law principles thereof. The UNCITRAL Convention for the International Sale of Goods as well as any other unified law relating to the

Confidential Treatment Requested. Confidential portions of this document have been
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conclusion and implementation of contracts relating to the international sale of goods shall not apply.

16.2   Arbitration. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. Place of arbitration shall be Zurich, Switzerland. The language to be used in the arbitration proceedings shall be English.

16.3   Survival. All of the provisions set forth in this Article 16 shall survive any termination or expiration of this Agreement.

Article 17

Force Majeure

17.1   Force Majeure Events. Notwithstanding any other provision of this Agreement, Patheon and Nycomed shall each be excused for any delay or default in performing any of their respective obligations hereunder if such delay or default is caused by conditions beyond its reasonable control including, but not limited to, acts of God, government restrictions (including import and export restrictions), wars, insurrections, acts of terrorism, national labor disturbances, earthquake, fires, hurricanes, floods, storm or other casualty or general failure of electrical supply or water and heating supplies, public utilities or common carrier (in each case, a "Force Majeure Event"). When any such Force Majeure Event arises, then the Parties shall discuss in good faith what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

17.2   Consequences of Persisting Force Majeure. The Party affected by a Force Majeure Event pursuant to Section 17.1 shall notify the other Party without undue delay in writing of any such Force Majeure Event and the underlying reasons for the delay or default. The Parties shall then reasonably cooperate in good faith so as to seek a resolution of the delay or failure to perform and to reasonably remove the Force Majeure Event, the costs and expenses of so removing any such Force Majeure Event to be borne by the Party so affected unless otherwise agreed in writing, and such Party shall use all reasonable diligence to avoid, remove or mitigate any such causes of non-performance. Always subject to Nycomed's rights pursuant to Section 15.3, the Party whose performance is affected by a Force Majeure Event shall continue performance with reasonable dispatch wherever such causes have been removed.

Article 18

Miscellaneous

18.1   Assignment. Neither Party shall assign its rights and duties under this Agreement in whole or in part without the prior written consent of the other Party, whether to an Affiliate of that Party or a Third Party. In case of the assignment to an Affiliate, neither Party shall unreasonably withhold or delay its consent. Each Party warrants and undertakes that any of its obligations under this Agreement that it assigns to its Affiliate or a Third Party with the prior written consent of the other Party, shall be fulfilled and complied with by such Affiliate or Third

Confidential Treatment Requested. Confidential portions of this document have been
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Party, and that it, as the assigning Party, will assumes all liability for the fulfillment of such obligation directly in relation to the other Party. The assigning Party shall cause its Affiliate or Third Party entrusted by it with obligations hereunder to assume all such obligations directly in relation to the other Party.

18.2   Severability and Gaps. In the event of the invalidity of any provisions of this Agreement or of this Agreement containing any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions that most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties' presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any applicable laws, rules or regulations.

18.3   Waiver and Estoppel. Failure of either Party to insist upon a strict and punctual performance of any of the provisions hereof shall not constitute a waiver nor an estoppel against asserting the right to require such performance, nor shall a waiver or estoppel in one instance constitute a waiver or estoppel with respect to a later breach, whether of similar nature or otherwise. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the Party against whom such waiver is to be asserted.

18.4   Modifications and Amendments. Modifications and amendments to this Agreement shall be effective only if made in writing; this also applies to a waiver of the written form. Evidence of the contents of this Agreement may only be produced in a form of written documents duly executed by authorized representatives of the Parties hereto.

18.5   Notices. Unless otherwise provided for in this Agreement and except for notices provided with regard to the routine execution of this Agreement (including invoicing), which shall be given to the relevant contact persons notified by either Party to the other from time to time, any notice or request required or permitted to be given under or in connection with this Agreement or the subject matter hereof, shall be given in the English language in writing by prepaid registered or first-class airmail, by reputable same-day or overnight courier, or facsimile to the recipient at its address as set forth hereunder or to such other address or addressee as may have therefore been furnished in writing by the recipient to the sending Party in accordance with this clause provided, however, that any notice of termination shall be given reputable same-day or overnight courier. Any such aforementioned notice or request shall be deemed to be effective upon receipt by the Party to which it is addressed. Any notice to be sent by a Party pursuant to this Agreement shall be addressed:

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If directed at Nycomed:	If directed at Patheon:
Nycomed Danmark ApS Attention: Country Manager Langebjerg 1 4000 Roskilde Denmark Fax No.: +45 46 77 12 99	Patheon UK Limited Attention: Manager Director Kingfisher Drive Covingham, Swindon, SN3 5BZ England Fax No.: +44 (0)1793 501081
With a copy to
Patheon Italia S.p.A. Attention: Department of Legal Services Viale G.B. Stucchi n. 110 20900 Monza, Italia Fax No.: +39 039 2047219

Any change of these addresses shall be promptly communicated in writing to the other Party.

18.6   No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Patheon and Nycomed. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Drug Product or Product shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

18.7   Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes and replaces all prior understandings between the Parties with regard to the subject matter hereof.

18.8   Construction and Interpretation.

18.8.1   Headings; Singular and Plural. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall be deemed not to limit or affect any of the provisions hereof and their interpretation. The singular and plural numbers can be substituted for each other when the context requires such substitution.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates written below by their duly authorized representatives.

Nycomed Danmark ApS	Patheon UK Limited
Name: Ghita Astrup Title: Country Manager Signature: /s/ Ghita Astrup Name: Helle Skov Title: Vice President, Global Supply Chain Signature: /s/ Helle Skov Place Roskilde Date: 7.9.2012	Name: Geoff Glass Title: EVP Signature: /s/ Geoff Glass Place Swindon, UK Date: 9/6/12

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FINAL

SCHEDULE 1.1

To the Supply Agreement between
Nycomed and Patheon

Product Description

As described in the Product Specification set forth in the Quality Agreement.

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FINAL

SCHEDULE 1.2

to the Supply Agreement between
Nycomed and Patheon

Copy of Start Up and Development Agreement dated February 9, 2011 as subsequently amended

(enclosed on the next pages)

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START UP AND DEVELOPMENT AGREEMENT
("This Agreement")

Made as of the 9 day of February 2010, by and between Nycomed Danmark ApS, Langebjerg 1, DK-4000 Roskilde, Denmark, hereinafter referred to as "Nycomed", and Patheon International A.G. ("Patheon"), Lindenstrasse 14, 6340 Baar, Switzerland, hereinafter referred to as the "EXTERNAL PROVIDER", shall be effective between the Parties retroactively to 1st August, 2009 ("Effective Date").

Whereas, Nycomed and the EXTERNAL PROVIDER have initiated discussions and commercial negotiations concerning Nycomed's intention to retain the EXTERNAL PROVIDER to procure the performance of certain manufacturing services related to the Nycomed Product named "Teduglutide" (hereinafter referred to as the "Manufacturing Services") subject to final agreement on such Manufacturing Services on mutually satisfactory contractual terms and conditions (the "Manufacturing Services Agreement");

Whereas, for the sake of meeting Nycomed's proposed time-schedule for the Manufacturing Services the EXTERNAL PROVIDER is required to commence in certain Start-Up Activities (as defined below) prior to the potential signing of the Manufacturing Services Agreement for the commercial production of Teduglutide; and

Whereas, the Parties intend this Agreement to regulate their respective obligations and rights for the period until a Manufacturing Services Agreement for the Manufacturing Services is finalised or until either of the Parties decides not to enter into a Manufacturing Services Agreement for the Manufacturing Services with the other Party (whichever shall be the earlier);

Now, therefore, the Parties have agreed as follows:

  TERM AND TERMINATION

  1.1   This Agreement will expire upon the completion of the Process Validation (the Services) as outlined in the time schedule shown in Appendix 2. In the present project plan the finalisation of these activities has been estimated to 30th June 2010. The Parties have agreed to in good faith to negotiate a Manufacturing Services Agreement during the completion of the Services outlined in this Agreement. The negotiations of such Manufacturing Services Agreement should be finalised at the latest ultimo [December, 2010].

  1.2   Either Party may terminate this Agreement with immediate effect if the other Party is in material breach of any provisions of this Agreement and the other Party fails to remedy such breach within [***] days of the date of notice of such breach by the non-breaching Party.

  1.3   Upon written notice to the EXTERNAL PROVIDER, Nycomed shall at all time be entitled to terminate this Agreement with immediate effect, thereby immediately ending the EXTERNAL PROVIDER's performance of the Start-Up Activities (as defined below).

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  SCOPE

  2.1   During the term of this Agreement, the EXTERNAL PROVIDER shall cause the Subcontractor (as defined hereinafter) to provide the Start-Up Activities defined in Appendix 1 - Phase 1, with reasonable skill and care in accordance with such requirements and time-schedules as agreed between the Parties and in accordance with all applicable regulatory and governmental requirements. The EXTERNAL PROVIDER warrants that the staffs of the Subcontractor to be assigned to perform any Start-Up Activities is qualified, experienced, dedicated and have adequate training necessary to fulfil the EXTERNAL PROVIDER's obligations under this Agreement.

  2.2   The inclusion of the EXTERNAL PROVIDER's offer dated 2nd April, 2009, as partially amended by the offer dated 18th November 2009, cf. Appendix 1, is not in any way to be considered a limitation of the Parties right to negotiate the terms and conditions, including pricing (provided that there is a change in the technical assumption (incl. batch size) on which the pricing was based on), in connection with the Manufacturing Services Agreement.

  2.3   The Parties will meet periodically in order to discuss the progress of the Start-Up Activities in accordance with Nycomed's specifications. In the event of circumstances arising in the course of performing the Start-Up Activities which in a material way might affect the completion of the Start-Up Activities or the possible future performance of the Manufacturing Services, the EXTERNAL PROVIDER shall without any delay inform Nycomed of such circumstances and assist Nycomed in analysing the impact of the circumstance.

  MATERIALS AND EQUIPMENT

  3.1   When the EXTERNAL PROVIDER is ready to receive or, unless otherwise agreed in writing between the Parties, at least [***] days prior to the scheduled production date, Nycomed shall furnish to the EXTERNAL PROVIDER at the facility owned by Patheon Italia S.p.A (hereinafter referred to as "Subcontractor") located in viale G.B. Stucchi n. 110, Monza — Italy ("Facility"), [***], the Active Pharmaceutical Ingredient ("API"), free of charge in such quantities as are necessary to enable the EXTERNAL PROVIDER to supply the desired quantities of Product on the agreed delivery date. If Nycomed causes any delay to the EXTERNAL PROVIDER's provision of Start-Up Activities for reason within its control (such as a delay in responding to the EXTERNAL PROVIDER and/or Subcontractor inquiry or a delay in the delivery of the API), then the EXTERNAL PROVIDER shall be entitled to charge Nycomed for any additional documented costs incurred in the provision of the Start-Up Activities as a result of the delay. In addition to the foregoing, should the delay in delivery the API cause the postponement or the cancellation of any batch of Product, Section 4.2 will be applied.

  3.2   In order to perform the Start-Up Activities, certain capital expenditures are necessary in respect of Capital Equipment required to be acquired and installed at the Subcontractor's Facility. Nycomed therefore hereby agree to deliver to the Subcontractor

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  the estimated amount, as specified in Appendix 1 - Part C in respect of purchasing the Capital Equipment. It is understood that, should additional capital expenditures be necessary in order to carry out the Start-up Activities, the Parties will jointly determine and negotiate in good faith the revised aggregate amount payable by Nycomed. Nycomed shall have legal ownership of the Capital Equipment, and will agree to transfer such Capital Equipment to Subcontractor for its use. The EXTERNAL PROVIDER shall be responsible for the total costs and expenses of routine maintenance and servicing of the Capital Equipment, so long as the Capital Equipment remains at the Subcontractor's Facility. Nycomed shall be responsible for the cost of non-routine maintenance and servicing of the Capital Equipment (such as major repairs and parts replacement not due to negligence in routine maintenance). It is agreed between the Parties, that the Subcontractor cannot initiate any non-routine maintenance and servicing of the Capital Equipment without Nycomed's prior written consent. If the non-routine maintenance and servicing of the Capital Equipment is caused by a operation failure by the EXTERNAL PROVIDER, the cost for said non-routine maintenance are to be born solely by the EXTERNAL PROVIDER.

  The EXTERNAL PROVIDER will not use the Capital Equipment for any purpose other than the Manufacturing Services for supply to Nycomed without the prior written consent of Nycomed. Nycomed will give due consideration to any such request, but reserves the right to withhold its consent at its own discretion and without any obligation to provide any reason for doing so.

  REMUNERATION

  4.1   Nycomed shall pay for the Start-Up Activities in accordance with the payment schedule set forth in Appendix 1 - Part D Technology Transfer "Technology Transfer (TT) Activities" and "Phase 1 Technology Transfer (TT) Costs". It is agreed upon between the Parties that the activities detailed in Part D this Agreement, will be invoiced to Nycomed directly by the Subcontractor. Each invoice shall be due and payable within [***] days from the related issuing date. All amounts mentioned in this Agreement will be deemed mentioned or specified in Euros.

  4.2   In the event Nycomed terminates this Agreement prior to the completion of the Start-Up Activities, for a reason other than the EXTERNAL PROVIDER's breach of this Agreement or the EXTERNAL PROVIDER's insolvency (or anticipated insolvency), Nycomed agrees to refund the EXTERNAL PROVIDER's:

  all actual documented costs incurred by the EXTERNAL PROVIDER to complete activities associated with the termination and closing of the Start-Up Activities rendered up to the date of termination; and

  any additional actual documented costs incurred by the EXTERNAL PROVIDER in connection with the Start-Up Activities that are required to fulfil applicable regulatory and contractual requirements; the actual documented cost of all materials (to the extent that such materials cannot be utilized for other of the EXTERNAL PROVIDER's customers) and equipment which were prior approved by Nycomed,

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  purchased or maintained by the EXTERNAL PROVIDER in contemplation of the Start-Up Activities as outlined in this Agreement prior to notice of termination being given. In addition to the foregoing, Nycomed shall satisfy the purchase price or the cancellation fee payable pursuant to the EXTERNAL PROVIDER's orders with suppliers of materials and equipment, provided such orders were made by the EXTERNAL PROVIDER and approved by Nycomed in reliance to the Start-Up Activities. Nycomed determines whether such orders should be terminated or not. In such situation equipment paid for and owned by Nycomed shall be returned to Nycomed at the cost of Nycomed.

  In the event of cancellation (if not agreed in good faith between the Parties) by Nycomed within 60 calendar days of the due start date of manufacture of any batch of Product, for reasons not attributed to Patheon, Nycomed agrees to pay to the EXTERNAL PROVIDER a sum equal to [***] of the fees quoted for such manufacturing services in Appendix 1 enclosed herein. If cancellation (if not agreed in good faith between the Parties) is within [***] calendar days of the due start date of manufacture of any batch of Product, Nycomed agrees to pay a sum equal to [***] of the fees quoted for such manufacturing services in Appendix 1 enclosed herein. If work is stopped upon request of Nycomed within [***] working days of the week of manufacture of any batch of Product, for whatever reason, Nycomed agrees to pay a sum equal to [***] of the fees quoted in Appendix 1. It is understood that the EXTERNAL PROVIDER shall use commercially reasonable efforts to mitigate its damages and losses and reallocate its manufacturing capacity, and shall promptly notify Nycomed of any such mitigation, and Nycomed's obligation to pay the above captioned fee shall be reduced to the extent that the EXTERNAL PROVIDER mitigates its losses in this regard. The aggregated compensation from Nycomed to the EXTERNAL PROVIDER under this section 4.2 shall, notwithstanding any condition in this Agreement to the contrary, never exceed an amount corresponding to the total remuneration from Nycomed to the EXTERNAL PROVIDER for the Start-Up Activities as set forth in 4.1.

  4.3   Upon termination or expiration of this Agreement, and in any case upon Nycomed's request and at Nycomed costs and expenses, the EXTERNAL PROVIDER shall immediately return or transfer respectively to Nycomed or another party all inputs and outputs provided under this Agreement. In the event Nycomed decides to terminate the Agreement, the EXTERNAL PROVIDER shall not undertake further work, except as agreed to by the EXTERNAL PROVIDER and Nycomed, incur additional expenses or enter into further commitments with regard to this Agreement.

  LIMITATION OF LIABILITY

  5.1   In no event shall either Party be liable or responsible to the other Party under this Agreement for any special, indirect, incidental or consequential loss or damage of any nature whatsoever, including without limitation, any actual or anticipated profits, loss of time, inconvenience, commercial loss or any other similar damages.

  5.2   If any parts of the Start-Up Activities procured by the EXTERNAL PROVIDER are not materially performed in accordance with the Nycomed's Specifications, the

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  cGMPs and the terms of this Agreement, then Nycomed's sole remedy shall be to request EXTERNAL PROVIDER to:

  repeat that part of the Start-Up Activities at the EXTERNAL PROVIDER's costs, provided that Nycomed provides the API; or

  reimburse Nycomed for the price for that part of the Start-Up Activities, excluding the cost of the API.

  5.3   Nycomed acknowledges that during the Start-up Activities it is possible to experience a total loss of the API due to the experimental nature of such activities and therefore Nycomed hereby agrees that under no circumstances whatsoever shall the EXTERNAL PROVIDER reimburse Nycomed for the cost of the API. Notwithstanding the above, and only with reference to the manufacturing of the validation batches, the EXTERNAL PROVIDER will reimburse Nycomed for the lost API to the extent that the API losses or damages are due to gross negligence and intentional misconduct in performing such activity. It is understood and agreed between the Parties that the EXTERNAL PROVIDER's maximum liability for any API loss or damage shall never exceed the amount of [***], in aggregate. The Parties have furthermore agreed that the EXTERNAL PROVIDER's maximum liability for any API loss or damage in an eventual Manufacturing Services Agreement shall never exceed a maximum amount equal to the lesser than: (i) [***] per Year or (ii) the [***] of the Conversion Costs invoiced by Patheon to the Client during the relevant Year.

  5.4   The EXTERNAL PROVIDER shall be responsible for the custody, proper care and storage of the API, such responsibility to commence upon receipt at the relevant Facility, from the carrier of the EXTERNAL PROVIDER and ends upon delivery of Product by the EXTERNAL PROVIDER as specified in this Agreement. The EXTERNAL PROVIDER shall maintain storage of Active Ingredients in accordance with the provided Specifications and with the current Good Manufacturing Practices. If any API is lost or damaged due to the EXTERNAL PROVIDER gross negligence or wilful misconduct, then the EXTERNAL PROVIDER shall indemnify Nycomed for any losses, claims, damages, expenses, liabilities, or costs incurred by the Nycomed as a result of such failure. Notwithstanding the foregoing, it is understood and agreed between the Parties that the EXTERNAL PROVIDER's maximum liability for any API loss or damage shall never exceed the amount of [***], in aggregate. The Parties have furthermore agreed that the External Provider's maximum liability for any API loss or damage in an eventual Manufacturing Services Agreement shall never exceed a maximum amount equal to the lesser than: (i) [***] per Year or (ii) the [***] of the Conversion Costs invoiced by Patheon to the Client during the relevant Year.

  5.5   EITHER PARTY MAKE NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY IN RESPECT OF THE CUSTOMER'S PRODUCT.

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  FORCE MAJEURE

  Neither Party shall be liable for any loss or damage resulting from its failure or delay in performing its obligations hereunder where such failure or delay arises from circumstances beyond its reasonable control including, without limitation, acts of public enemy, war, riots, acts of any governmental authority including governmental laws, ordinances, rules and regulations, fires, hurricanes, floods, general labour disputes or general failure of electrical supply or water and heating supplies. If a Party is delayed in performing its obligations hereunder for more than three months the other Party shall be entitled to terminate this Agreement without penalty.

  CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS

  The Parties have prior to this Agreement entered into a Confidential Disclosure Agreement, dated July 13, 2009, attached to this Agreement as Appendix 3. The Parties agree that all their obligations and rights under the aforementioned Confidential Disclosure Agreement shall apply also with respect to the Parties co-operation under this Agreement. The Parties acknowledge that Nycomed is and shall at all times remain the sole owner of all inputs provided by Nycomed under this Agreement (e.g. other study materials, equipment, confidential information) as well as all results and outputs (e.g. all documents like records, results, data stored in respective databases, specimen and other study materials) related to the activities provided hereunder. The EXTERNAL PROVIDER hereby assigns or procure the assignment to Nycomed of any and all rights, title, and interest that the EXTERNAL PROVIDER may have in any and all inventions, improvements, discoveries, developments, trade secrets, software or other intellectual property, developed as a result of performing activities for Nycomed under this Agreement and that are related to the Nycomed Product ("Intellectual Property"). Upon request from Nycomed, the EXTERNAL PROVIDER shall execute such further assignments, documents, and other instruments as may be necessary to assign Intellectual Property to Nycomed and to assist Nycomed, at Nycomed's costs and expenses in applying for, obtaining and enforcing patents or other rights with respect to any Nycomed Intellectual Property.

  DELIVERY

  Delivery of the Product shall be made [***] from the Subcontractor's Facility unless otherwise mutually agreed. Title as the EXTERNAL PROVIDER has in Products and risk of loss or of damage to Products shall remain with the EXTERNAL PROVIDER until Products are loaded onto the carrier's vehicle by the EXTERNAL PROVIDER for shipment at the Subcontractor's Facility at which time title and risk of loss or damage shall transfer to the Nycomed. Any shipment from Nycomed or Nycomed subcontractor to EXTERNAL PROVIDER shall be made [***] the Subcontractor's Facility.

  REGULATORY FILINGS

    Nycomed shall have the sole responsibility for filing of all documents with the applicable regulatory authority (such as the United States Food and Drug

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    Administration ("FDA") or the European Medicine Evaluation Agency (collectively the "Regulatory Authority") and to take any other actions that may be required for the receipt of approval from the Regulatory Authority for the commercial manufacture of the Nycomed's Product.

    Where documents provided by EXTERNAL PROVIDER in relation to the Start-up Activities are to be filed by Nycomed with any Regulatory Authority and such filing may create the possibility of a Regulatory Authority audit, inspection or review of the Subcontractor's Facility then, at least [***] days prior to filing any such documents with the Regulatory Authority, Nycomed shall provide EXTERNAL PROVIDER or, upon EXTERNAL PROVIDER instructions directly the Subcontractor, with a copy of the documents incorporating such data so as to give EXTERNAL PROVIDER the opportunity to verify the accuracy and regulatory validity of such documents as it relates to the generated data. EXTERNAL PROVIDER will inform Nycomed as soon as reasonably possible as regards the accuracy and regulatory validity of the documents. The time taken to review the documents will be charged back to Nycomed at the rates detailed in Appendix 1.

    At least 21 days prior to filing with the Regulatory Authority any documentation which is or is equivalent to the FDA's Chemistry and Manufacturing Controls ("CMC") portion of the New Drug Application or of the Abbreviated New Drug Application, as the case may be, Nycomed shall provide EXTERNAL PROVIDER or, upon EXTERNAL PROVIDER instructions directly the Subcontractor, with a copy of the CMC portion as well as all supporting documents which have been relied upon to prepare the CMC portion so as to permit EXTERNAL PROVIDER to verify that the CMC portion accurately describes the Start-up Activities supplied and the manufacturing processes to be performed pursuant to this Agreement. However, Nycomed may submit certain sections of the CMC section as they are finalized and EXTERNAL PROVIDER will do its best efforts to verify, as soon as reasonably possible, that the described work and manufacturing processes are accurate. The time taken to review the documents will be charged back to Nycomed at the rates detailed in Appendix 1.

    If Nycomed does not provide EXTERNAL PROVIDER with the documentation requested above within the time stipulated and if EXTERNAL PROVIDER reasonably believes that EXTERNAL PROVIDER's relationship with the Regulatory Authority may be jeopardized, EXTERNAL PROVIDER may, in its sole discretion, but only to the extent that is reasonable, delay or postpone the Regulatory Authority inspection which is or is equivalent to the FDA's pre-approval inspection ("PAI") until such time as EXTERNAL PROVIDER has reviewed the requested documentation and is satisfied with its contents.

    If in EXTERNAL PROVIDER's sole discretion, acting reasonably, EXTERNAL PROVIDER determines that any of the information provided by the Nycomed is inaccurate or deficient in any manner whatsoever (the "Deficiencies"), EXTERNAL PROVIDER shall notify the Nycomed in writing of such

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    Deficiencies. Until such Deficiencies have been resolved or agreement has been reached with the Nycomed for such resolution, EXTERNAL PROVIDER reserves the right not to participate in the PAI. In no event, EXTERNAL PROVIDER's non-participation in the PAI shall be construed as an EXTERNAL PROVIDER's breach of any of its obligations under this Agreement.

  MISCELLANEOUS

  10.1   Each Party agrees to procure and maintain in full force and effect during the term of this Agreement valid and collectible insurance policies in connection with its activities as contemplated herein, which insurance shall afford limits of not less than (i) [***] for each occurrence for personal injury or property damage liability; and (ii) [***] in the aggregate per annum with respect to product and completed operations liability. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the amount thereof.

  10.2   Subject to Section 1.1 of this Agreement, no Party shall be liable to the other Party hereunder due to the fact that the initiated discussions and commercial negotiations concerning Nycomed's intention to retain the EXTERNAL PROVIDER to provide the Manufacturing Services do not result in a Manufacturing Services Agreement between the Parties.

  10.3   This Agreement represents the complete understanding between the Parties in relation to the subject matter hereof and shall be amended only be express writing referencing this Agreement and signed on behalf of both Parties. It is specifically agreed without prejudice to the foregoing generality that no printed standard terms that may appear on any purchase orders, invoices or dispatch notices shall be of any effect in relation to any matter hereunder.

  10.4   Neither Party shall not assign or transfer any interest, obligation or right in this Agreement nor assign any claims for money due or to become due under this Agreement without the prior written consent of the other Party. Notwithstanding any conditions in this Agreement to the contrary either Party shall, however, always be entitled to assign or transfer any interest, obligation or right in this Agreement to an Affiliate and assign any claims for money due or to become due under this Agreement to an Affiliate without the prior written consent of the other Party. (In this Agreement "Affiliate" shall mean any legal entity controlling, controlled by or under common control with each Party).

  10.5   Nycomed hereby agree that the EXTERNAL PROVIDER may subcontract to its affiliate, Patheon ltalia S.p.A ("Subcontractor"), any Start-up Activities under this Agreement. In such case, Nycomed will have a right of access to the Subcontractor's Facility (as defined below) for auditing purposes. It is understood that the EXTERNAL PROVIDER shall enter into an agreement with the Subcontractor that contains any terms necessary to ensure that the EXTERNAL PROVIDER meets its obligations under this Agreement. For avoidance of doubt the subcontracting of any Start-up Activities hereunder to the Subcontractor by the EXTERNAL PROVIDER shall not relieve the

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  EXTERNAL PROVIDER of, and the EXTERNAL PROVIDER shall remain solely liable, vis-a-vis the Nycomed, for its obligations under this Agreement. Given the foregoing the Parties hereby agree that the Start-up Activities will be performed at the facility, owned and operated by Patheon Italia S.p.A, that is located at via G.B. Stucchi n. 110, Monza - Italy ("Facility"). Activities to be subsequently agreed upon based on the results of the activities described in this Agreement shall be performed at the Facility described above.

  10.6   This Agreement shall be governed by and construed in accordance with the laws of Switzerland and both Parties submit to the exclusive jurisdiction of the public courts of Zürich for all purposes connected with this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed, in duplicate, each Party taking one copy, as of the Effective Date

NYCOMED DANMARK APS /s/ Helle Skov Print name: Helle Skov Title: Vice President, Operations	PATHEON INTERNATIONAL A.G. /s/ Doaa Fathallah Print name: Doaa Fathallah Title: Executive Vice President, General counsel and Corporate secretary, Patheon International AG

/s/ Ghita Astrup
Print name: Ghita Astrup

Title: Managing Director

/s/ Fredrik Bendiksen
Print name: Fredrik Bendiksen

Title: Vice Head, R&D

260310

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ENCLOSURES

APPENDIX 1 - START-UP ACTIVITIES SPECIFICATION
APPENDIX 2 - TIME SCHEDULES
APPENDIX 3 - CONFIDENTIAL DISCLOSURE AGREEMENT

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APPENDIX 1 - START-UP ACTIVITIES SPECIFICATION

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Appendix 2 - PAGE 1 OF 1
TIME SCHEDULES

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1

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Appendix 3 (Page 1 of 1)
DISCLOSURE AGREEMENT

Disclosure Agreement
Participant's Name Patheon International A.G. Address: Lindenstrasse 14, 6340 Baar, Switzerland "Participant"	Effective Date: July 13th, 2009

To protect certain confidential information, which has been and may be disclosed between them, NYCOMED GmbH ("NYCOMED"), with a principal place of business at Byk-Gulden-Strasse 2, 78467 Konstanz, Germany and the Participant in consideration of such disclosure and the mutual promises made, agree that:

1. The Disclosure of confidential information are NYCOMED and Participant.

2. The confidential information ("Information") disclosed under this Agreement is described as:

NYCOMED Information: All information, including but not limited to tangible products, compounds, structures, materials, formulations, patents and processes relating to NYCOMED's developments and any project and study conducted by NYCOMED. Participant Information: All information about the Participant group of companies, their customers, finance, and processes us well as all price quotations, manufacturing or professional services proposals and other information relating to the manufacturing capabilities and operations of.

3. Participant and NYCOMED shall use the information only for the purpose of:

Evaluating a future business relationship and for discussing possible services and proposals.

4. Participant's and NYCOMED's obligations under this Agreement will expire ten (10) years from the Effective Date.

5. Participant and NYCOMED shall not disclose the Information to any person except to Affiliates, consultants or employees to whom such disclosure is necessary for the purpose of this Agreement. Participating and NYCOMED shall ensure that any and all such Affiliates, employees and consultants observe the obligations in this Agreement. Participant and NYCOMED shall protect the information with the same degree of care used to protect their own confidential information of a like nature, but no less than a reasonable degree of care. "Affiliate" shall in this Agreement mean a company controlling, controlled by or under common control with a party.

6. If Participant or NYCOMED are required by judicial or administrative process to disclose information, Participant or NYCOMED shall promptly notify the other party and allow the other party a reasonable time to oppose such process.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

7. Unless otherwise agreed, Participant and NYCOMED agree not to analyse or have a third party analyse any tangible products or materials constituting information, which are disclosed by the other party.

8. The Agreement imposes no obligation upon Participant and NYCOMED with respect to information that (a) was known to Participant or NYCOMED before receipt from the other party, (b) is or becomes available to the public through no fault of Participant or NYCOMED; (c) is received in good faith by Participant or NYCOMED from a third party and is not subject to an obligation of confidentiality owed by the third party to NYCOMED or Participant; (d) is independently developed by Participant or NYCOMED without reference to the Information; or (e) subject to Clause 6 above, is required to be disclosed by judicial or administrative process.

9. Participant and NYCOMED agree to return all Information (including tangible products or materials) disclosed by the other party, and all copies thereof, at the conclusion of the purpose set out in Clause 3 above or at an earlier date upon the request of the other party.

10. NYCOMED and Participant warrant that they have the right to make disclosures under this Agreement.

11. None of the parties acquire any license under intellectual property rights of the other parties pursuant to this Agreement except the limited right to use set out in Clause 3 above.

12. None of the parties have an obligation under this Agreement to enter into any business relationship concerning the subject matter thereof.

13. The parties do not intend that any agent or partnership relationship be created between them by this Agreement.

14. All additions and modifications to this Agreement (including any attachment referred to below must be made in writing and must be executed by all parties.

15. This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. The Participant hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of Konstanz for any actions, suits or proceeds arising out of or relating to this Agreement.

16. The Participant agrees that all data, materials, plans, reports, inventions and discoveries generated during the course of this Agreement shall be the exclusive property of NYCOMED, and Participant shall execute (if and as required by NYCOMED) all documents and do all that is reasonably required by NYCOMED at NYCOMED's cost as may be necessary or desirable to evidence transfer of title thereto.
	Per and on behalf of NYCOMED GmbHs		Per and on behalf of Participants Patheon International A.G.
Signature:	/s/ Iris Ziegler	/s/ Markus Schaefer	Signature:	/s/ A.J. Kelly
Name:	I.V. Dr. Iris Ziegler	I.V. Dr. Markus Schaefer	Name:	A.J. Kelly
Title:	Director Pharmecutical Development	Senior Outsourcing Manager International R&D Outsourcing	Title:	President Patheon International AG
Date:	15 July 2009	16-Jul-09	Date:	24.07.09

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SCHEDULE 1.3

to the Supply Agreement between
Nycomed and Patheon

Territory

All member states of the European Economic Area (EEA) on the Effective Date, the United States of America and
Argentina
Australia
Bahrain
Botswana
Brazil
Cambodia
Canada
Chile
China
Colombia
Costa Rica
Curacao
Dominican Republic
Ecuador
Egypt
El Salvador
Guatemala
Honduras
Hong Kong
India
Indonesia
Israel
Jamaica
Kazakhstan
Kenya
Korea, South
Kuwait
Laos
Malaysia
Mexico
Myanmar
Namibia
New Zealand
Nicaragua
Nigeria
Oman

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Pakistan
Panama
Peru
Philippines
Qatar
Russia
Saudi Arabia
Singapore
South Africa
Switzerland
Syria
Taiwan
Thailand
Turkey
Ukraine
United Arab Emirates
Uzbekistan
Venezuela
Vietnam

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SCHEDULE 2.2.1

to the Supply Agreement between
Nycomed and Patheon

First Freezer and Additional Freezer

[***]

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SCHEDULE 2.3

to the Supply Agreement between
Nycomed and Patheon

QUALITY AGREEMENT

(ENCLOSED ON THE NEXT PAGES)

Confidential Treatment
Requested.

Date:	02 September 2010
Number of pages:	30
Copies:	3
Name and number of Appendices:	8

QUALITY (GMP and GDP) AGREEMENT

Between

NYCOMED DANMARK ApS ("NYCOMED" OR "CONTRACT GIVER")

and

PATHEON INTERNATIONAL A.G. ("CONTRACT ACCEPTOR")

and

PATHEON ITALIA S.p.A. Monza operations ("PATHEON" or "SUB-CONTRACT ACCEPTOR")

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redacted and have been separately filed with the Commission.

TABLE OF CONTENTS

1.	Legal Requirements	9
2.	Active Pharmaceutical Ingredients, Excipients and Packaging Materials	10
3.	Manufacture	11
4.	Quality Controls during and after Manufacture	11
5.	Samples	11
6.	Documentation	12
7.	Certification/Confirmation (Release)	12
8.	Product Quality Review (PQR)	13
9.	Storage, Packaging and Transportation	13
10.	Notification and Approval of Deviations	14
11.	Change Control	14
12.	Product Defects	15
13.	Contact Departments and Individuals	15
14.	Confidentiality	15
15.	Final Clauses	16

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Q U A L I T Y A G R E E M E N T

This Agreement (the "Quality Agreement"), is effective as of February 10th 2010.

Between
Nycomed Danmark ApS, a company duly established and organized under the laws of Denmark ("Contract Giver"), whose registered office is at Langebjerg 1, DK-4000 Roskilde, Denmark

Patheon International A.G., a corporation existing under the laws of Switzerland whose registered office is at Lindenstrasse 14, 6340 Baar, Switzerland, hereinafter referred to as the "Contract Acceptor";

Patheon Italia S.p.A., a corporation existing under the laws of Italy whose registered office is at Viale GB Stucchi 110, 20052, Monza (MI), Italy hereinafter referred to as the "PATHEON" or "Sub-Contract Acceptor", each hereinafter referred to also as "a Party" and together as "the Parties"

Witnesseth

Whereas the Contract Acceptor and the Contract Giver has concluded the terms of a definitive Start Up and Development Agreement (the "Agreement") for certain Start-up Activities ("Services") related to the Product (as described in Appendix 1 hereto) and Contract Giver has agreed that the Contract Acceptor could sub-contract the performance of such Services, in their entirety, to the Sub-Contract Acceptor;

Whereas the Parties agree that the Contact Acceptor will remain solely liable vis-à-vis the Contract Giver for any breach of the duties and responsibilities assumed by the Sub-Contract Acceptor under this Quality Agreement;

Whereas this Quality Agreement covers manufacturing and quality control of the Product listed in the appendices; and

Whereas the main roles and responsibilities of the Parties are set out in Appendix 2 hereto;

Now therefore, the Parties hereto have adopted and are bound by the following conditions of this Quality Agreement:

  Legal Requirements

  1..1   PATHEON affirms that it holds the required Manufacturing Authorisation pursuant to the local legal requirements for the manufacturing and quality control of the product listed in Appendix 1 (herein referred to as "the Product").

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

  1.2   The Parties shall be obliged to immediately advise each other's Contact, Department and Individuals (cf. Article 12) of any changes in the Manufacturing Authorisation with regard to the Product. PATHEON shall be obliged to forward to NYCOMED a copy of the Manufacturing Authorisation (cf. Article 1.1). PATHEON shall be obliged to forward to NYCOMED a copy of the site master file (at the latest when this Quality Agreement is signed and in case of changes or updates).

  1.3   PATHEON warrants that the Product from the first batch and onwards will be manufactured according to the documents agreed upon and as specified in Appendix 2. The manufacture will take place at

  PATHEON's plant
  Viale G.B. Stucchi 110,
  20052 Monza (MB), Italy.

  1.4   PATHEON warrants that all activities related to the Product will be in accordance with (i) all current international rules and regulations according to ICH guidelines and (ii) with rules and regulations of the European Union and the United States (as applicable), including but not limited to the EU-Guide to Good Manufacturing Practice for Medicinal Products and valid FDA regulations (as applicable) (iii) as well as the agreed directives of NYCOMED as specified in this Quality Agreement, and (iv) all rules and regulations as defined in the Commercial Agreement (collectively hereinafter called the "Provisions").

  1.5   NYCOMED's manufacturing and quality control/assurance personnel as well as the competent authorities of the territories where Product is being marketed have the right at any given time during normal working hours, to enter into and audit or inspect PATHEON's production facilities and quality systems/documents for the Product, upon reasonable prior notice to PATHEON.

  1.6   PATHEON will promptly inform NYCOMED of any inspection by competent authorities affecting the Product or the corresponding manufacturing environment and will promptly provide NYCOMED with copies of any inspection observations concerning the Product including processes relevant to the Product.

  1.7   Contract Acceptor and Sub-Contract Acceptor agree not to assign or move the performance of any tasks or obligations covered by this Quality Agreement to any other site, any affiliate or any third party without having obtained the prior written consent of NYCOMED.

  1.8   NYCOMED will utilise a system termed the product binder. The product binder is a version controlled document handling system used for sharing quality relevant information (e.g. shipping descriptions, specifications, safety data sheet) between PATHEON AND NYCOMED. NYCOMED is responsible for updating the documents in the product binder through written communication to Patheon contact persons listed in appendix 7. PATHEON is responsible for implementing the content of the documents into PATHEON's manufacturing and quality systems.

  Active Pharmaceutical Ingredients, Excipients and Packaging Materials

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  2.1   The excipients and packaging materials listed in Appendix 3 shall be provided by PATHEON, checked for accordance with the specifications in the marketing authorisation and tested using the methods in the Marketing Authorisation and released for manufacturing by PATHEON.

  2.2   NYCOMED shall be responsible for providing PATHEON with detailed information from the Marketing Authorisation about Analytical methods and Specification to be used for ascertaining the quality of Starting Materials.

  2.3   The active pharmaceutical ingredient indicated in Appendix 4 shall be provided by NYCOMED, checked for accordance with the specification in the marketing authorisation and tested using the methods in the Marketing Authorisation and released for manufacture by NYCOMED.

  2.4   In respect of NYCOMED supplied Active Pharmaceutical Ingredient ("API") as set forth in Appendix 4 hereof, PATHEON shall perform an identity ("ID") test on each bottle of API during compounding.

  2.5   NYCOMED shall be responsible for qualifying API supplier and shall be responsible for providing to PATHEON proof of cGMP compliance to EU GMP Part II of the API manufacturer.

  2.6   PATHEON shall be responsible for auditing and approving all sub-suppliers.

  2.7   NYCOMED shall be responsible for proving Patheon safety data sheet for API.

  2.8   PATHEON shall be responsible for cleaning the empty API containers prior to shipping them back to the API manufacturer. The cleaning procedure applied shall be validated under PATHEON responsibility.

  Manufacture

  3.1   PATHEON shall be responsible for the manufacturing of the product according to the GMP rules as mentioned in 1.4 of this agreement.

  3.2   The Product shall be manufactured in batches, ensuring adherence to the manufacturing instructions agreed upon in Appendix 5, as well as ensuring the quality in accordance with the Product specifications listed in Appendix 6.

  3.   The Product is [***]

  Quality Controls during and after Manufacture

  4.1   PATHEON shall conduct in-process controls according to Appendix 5.

  4.2   PATHEON shall conduct final quality controls according to Appendix 6.

  Samples

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  5.1   PATHEON shall retain reference samples of all starting materials except the active pharmaceutical ingredients to the Product, including but not limited to excipients (except for gases, solvents and water) and packaging materials for a minimum period of one (1) year beyond expiry date of the Product.

  5.2   Nycomed shall retain reference samples of all batches of Active Pharmaceutical Ingredients for a minimum period of one (1) year beyond expiry date of the Product.

  5.3   PATHEON is responsible for picking reference samples of the Product. Reference samples of the Product must be taken in a quantity sufficient for two full analytic controls according to Appendix 6.

  5.4   PATHEON is responsible for retaining the reference samples for at least one (1) year past the expiry date. Reference samples from batches used in clinical trials has to be kept 2 years after the trial has been formally closed.

  5.5   PATHEON is responsible for picking and sending release samples of the product, to a testing laboratory according to appendix 6.

  5.6   Upon request from Nycomed, PATHEON is responsible for picking and sending stability samples of the product, to a laboratory outlined by NYCOMED.

  Documentation

  6.1   PATHEON shall keep records on all manufacturing steps on the basis of GMP-guidelines and keep same for a minimum of ten (10) years. PATHEON shall provide NYCOMED all records and documentation related to the product after 10 years if accepted then by NYCOMED. PATHEON must not proceed to destruction before given a written acceptance response from NYCOMED.

  6.2   PATHEON shall allow NYCOMED and/or the responsible supervisory authority to audit and inspect all testing and manufacturing documentation related to the product. At the occasional request of NYCOMED, PATHEON will provide a copy of any of the executed batch documents relating to the Product.

  Certification/Confirmation (Release)

  7.1   PATHEON shall release the products for delivery to NYCOMED (Confirmation by Qualified Person cf. EU-GMP Annex 16 paragraph 4.3), whereas NYCOMED shall in all respects be responsible for Release of Finished Product for sale or distribution by a Qualified Person (cf. 2001/83/EC) on behalf of the relevant legal entity ("Certification") (Legal entity will be considered "manufacturer" according to cGMP): whether or not inside the Territory.

  7.2   NYCOMED shall receive full batch documentation on request and the following documentation shall for routine delivery be sent to NYCOMED prior to delivery of the product:

  7.2.1   Certificate of Conformity (CoC)

  7.2.2   Certificate of Analysis (CoA)

  7.2.3   Deviation report

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  7.2.4   GMP yield calculation for compounding, filtration, filling, visual inspection.

  7.2.5   Account of material (account of Active Pharmaceutical Ingredients used)

  7.2.6   Delivery note with purchase order number.

  7.2.7   Index page (listing all documentation send to NYCOMED with the product)

  With the first 3 commercial batches manufactured, NYCOMED shall receive copy of full Batch documentation.

  See Appendix 8 for examples of CoA/CoC.

  Product Quality Review (PQR)

  PATHEON will issue a Product Quality Review ("PQR") containing the topics described in the table below and submit such review to NYCOMED no later than 3 months after agreed reporting period. A final draft will be available to Nycomed for commenting within 2 months after the reporting period. The PQR is performed annually and covers the period of at least 12 months.

  [***]

  Storage, Packaging and Transportation

  9.1   PATHEON shall be responsible for appropriate storage of the Starting Materials, samples and the Product as well as for packaging the Product and samples for transportation in suitable and well-closed containers. PATHEON will communicate any proposed changes in storage or shipping to NYCOMED for review and approval.

  9.2   PATHEON will organize collection of Product and Samples in accordance with the agreed qualified transportation requirements provided by NYCOMED ([***] as defined in the contract manufacturer and supply agreement).

  9.3   PATHEON will have a system in place for assuring that unreleased Product is not shipped unless authorized by NYCOMED's quality unit.

  9.4   The shipping containers for the Product shall be provided by PATHEON displaying the following data:

  Name and address of NYCOMED.

  9.4.1   Product name including strength and dosage form as well as NYCOMED's Item Number (Material number).

  9.4 .2   Purchase order number.

  9.4.3   Quantity (gross and net weight), number of units.

  9.4.4   Batch number.

  9.4.5   Storage conditions.

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  9.5   NYCOMED is responsible for the transportation of the Product in accordance with the at all times governing European Guidelines for Good Distribution Practices and local legal requirements. ([***] as defined in the contract manufacturer and supply agreement).

  9.6   PATHEON is responsible for ensuring that containers used for shipping samples are labelled with storage conditions.

  Notification and Approval of Deviations

  10.1   PATHEON will investigate and document all deviations, out-of-specification results, non-compliance with Good Manufacturing Practices, complaints or any other matter that may affect the quality, safety or efficacy of the Product. Documentation will be linked to batch documentation for the product affected.

  10.2   PATHEON shall notify NYCOMED within forty-eight (48) hours of all significant deviations from agreed procedures or specifications (including OOS), which might have an impact on Product quality and/or affect specifications and process compliance or availability of the product. PATHEON will prior to shipping of the concerned product, submit a deviation report to NYCOMED, which will be approved by NYCOMED after completion of the failure investigation.

  10.3   PATHEON shall prior to sending the product to NYCOMED, submit written reports to NYCOMED of all deviations, out-of- specification results, non-compliance with Good Manufacturing Practices, or any other matter that may affect the quality, safety or efficacy of the Product.

  10.4   NYCOMED shall have the final responsibility to determine the significance of the impact of Deviation on the Product as well as, accordingly, to determine the further disposition of the Product.

  Change Control

  11.1   PATHEON will utilise a documented system of procedures for control of changes to raw materials, packaging materials, suppliers, equipment, facilities, utilities, manufacturing methods, product and material specifications and requirements, sampling, test methods and release requirements.

  11.2   PATHEON agrees not to make any changes to the Starting Materials, the manufacturing processes, the specifications or the testing methods of the Product, which may affect the quality, safety or the validation status of the Product without having obtained the prior written consent of NYCOMED.

  11.3   PATHEON shall inform NYCOMED well in advance about any suggestions of changes, which could affect the approved Marketing Authorisation of the Product. NYCOMED makes the final decision whether a suggestion of a change implicates an application of a variation. The parties shall agree upon documentation necessary for the variations application and timeline of implementation, including necessary validation activities prior to such implementation.

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  11.4   NYCOMED will inform PATHEON in writing about the variation application approval promptly after receipt of such approval from the competent authorities. A change must not be implemented before said variation has been approved. Under certain circumstances which the Parties have agreed upon beforehand a change may have been implemented before approval but the Product must not be released for sale before approval has been obtained.

  Product Defects

  12.1   PATHEON shall in relation to Product defects, customer complaints and recall handling:

  12.1.1   Perform necessary investigations and respond to queries as fast and comprehensively as possible.

  12.1.2   Make available to NYCOMED the relevant batch documentation. This shall also apply if an authority requests it.

  12.1.3   PATHEON shall provide a report detailing the findings and conclusions within 20 calendar days of receipt. If a complaint implicates a Critical Deviation both parties shall agree on a timeline for the necessary investigations.

  12.2   If a deviation or a product defect which has an impact on the quality of the product after the product has been released is discovered by PATHEON, NYCOMED must be notified immediately.

  NYCOMED is responsible for final evaluation of such findings and for the decision of and the conduct of a recall.

  Contact Departments and Individuals

  13.1   PATHEON agrees to provide answers as soon as possible, to all enquiries and complaints from NYCOMED.

  13.2   The Parties shall set up and maintain a system that in case of safety related urgencies enables contact possibility 24 hours per day, 365 days a year.

  13.3   Any communication between NYCOMED and PATHEON regarding the Quality Agreement shall be addressed to the Individuals mentioned in Appendix 7

  Confidentiality

  14.1   The Parties agree that information exchanged between them under the present Quality Agreement is of a proprietary and confidential nature. Both Parties agree to keep confidential any and all information exchanged under the present Quality Agreement and any other information they acquire about each other during the term of the present Quality Agreement. Both parties warrant to each other to do their utmost in order to ensure that their respective employees respect this confidentiality obligation.

  14.2   This obligation does not extend to information for which the receiving Party can prove that:

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  14.2.1   It had the information prior to the time of disclosure; or

  14.2.2   the information has become generally available to the public domain after the date hereof through no fault of the receiving Party.

  14.2.3   it has received the information from a third party whose direct or indirect source is not the disclosing Party.

  14.3   The receiving Party shall further be entitled to disclose to the competent regulatory or legal authorities such part of the information received from the disclosing Party that is required by law to be disclosed to such authorities. In this event, the receiving Party shall ask the receiving regulatory or legal authority to maintain confidentiality.

  Final Clauses

  15.1   This Quality Agreement shall become effective starting from February 10th 2010.

  15.2   Supplements and amendments to this Quality Agreement shall be in writing and signed by the Parties.

  15.3   This Quality Agreement shall remain in effect as long as PATHEON performs development, supply and/or manufacturing services related to the Product, on behalf of the Contract Giver. The termination or expiration of this Quality Agreement for any reason whatsoever shall be without prejudice to any obligations or rights on the part of either Party which have accrued prior to such termination, and shall not affect or prejudice any provision of this Agreement which is expressly (e.g. Retention of Samples in Article 5.1) or by implication provided to come into effect on, or continue in effect after such termination.

  15.4   The Parties shall renegotiate the terms of this Quality Agreement if necessary due to major legal or regulatory changes.

  15.5   Upon termination of this Quality Agreement, all documents provided by NYCOMED to PATHEON and all reference samples as well as the batch manufacturing and control documents archived according to Article 5 and 6 shall be returned to NYCOMED.

  15.6   In the event that any provision in this Quality Agreement is held to be unlawful or invalid in any jurisdiction, the meaning of such provision will be construed to the greatest extent possible so as to render it enforceable. If no such construction can render such provision enforceable, it will be severed. The remainder of this Agreement will remain in full force and effect, and the Parties will negotiate in good faith a reasonable substitute provision that is valid and enforceable in such jurisdiction.

  15.7   In case of discrepancy between any provision of the Agreement and the Quality Agreement, the provisions of this Quality Agreement will prevail only with respect to quality issues.

  15.8   This Agreement shall be governed by and construed in accordance with the laws of Switzerland and both Parties submit to the exclusive jurisdiction of the public courts of Zürich for all purposes connected with this Agreement.

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NYCOMED /s/ Anya Østergård Name: Anya Østergård Title: Senior Group Leader Date: 12.10.2010	PATHEON ITALIA S.P.A. /s/ Luigi Michielin Name: Luigi Michielin Title: Qualified Person Date: 13/09/2010
/s/ Jan Hassel Pflugh Name: Jan Hassel-Pflugh Title: QA Specialist, Qualified Person Date: 12/10.2010	/s/ Maria Di Cillo Name: Maria Di Cillo Title: QA/QC mgr. Date: 13.09.2010
PATHEON INTERNATIONAL A.G. /s/ Doaa Fathallah Name: Doaa Fathallah Title: Executive Vice-President and General Counsel Date: 04/10/2010

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redacted and have been separately filed with the Commission.

APPENDIX 1

To The
Quality (GMP and GDP) Agreement

between

NYCOMED

and

PATHEON

Product

[***]

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Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

APPENDIX 2

To The
Quality (GMP and GD)) Agreement

between

NYCOMED

and

PATHEON

[***]

19

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redacted and have been separately filed with the Commission.

APPENDIX 3

To The
Quality (GMP and GDP) Agreement

between

NYCOMED

and

PATHEON

Patheon supplied materials

EXCIPIENTS, PACKAGING PRODUCTION AND UTILITY MATERIALS TO BE PROVIDED BY PATHEON

Excipients:

  [***]
  Excipients specifications can be found in the Product binder according to paragraph 1.8 of this agreement

Packaging Material:

[***]

Packaging Material specifications can be found in the Product binder according to paragraph 1.8 of this agreement.

Production Material:

[***]

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redacted and have been separately filed with the Commission.

APPENDIX 4

To The
Quality (GMP and GDP) Agreement

between

NYCOMED

and

PATHEON

Nycomed provided material

[***]

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APPENDIX 5

To The
Quality (GMP and GDP) Agreement

between

NYCOMED

and

PATHEON

[***]

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redacted and have been separately filed with the Commission.

APPENDIX 6

To The
Quality (GMP and GDP) Agreement

between

NYCOMED

and

PATHEON

[***]

Product SPECIFICATIONS: See the specifications attached.

The current version of the Product specifications can be found in the Product binder according to paragraph 1.8 of this agreement.

Testing laboratory is described in the product specification. Detailed instruction for shipment of samples to external laboratory is described in the Product binder.

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redacted and have been separately filed with the Commission.

[***]

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redacted and have been separately filed with the Commission.

APPENDIX 7

To The
Quality (GMP and GDP) Agreement

between

NYCOMED

and

PATHEON

CONTACT DEPARTMENT AND INDIVIDUALS

NYCOMED
Name	Task	Address, Phone, Fax, Email
Anya Æ stergard Senior Group Leader	QA - issues	Langebjerg 1, DK 4000 Roskilde +45 4677 1489 Anya.Ostergard@Nycomed.com
Jan Hassel-Pflugh QA Specialist, Qualified Person	QA/QC/QP Issues	Langebjerg 1, DK 4000 Roskilde +45 4677 1372 Jan.Hassel-Pflugh@Nycomed.com
Susanne Mårup Møller QA-coordinator	Receiver of Quality related Documentation	Langebjerg 1, DK 4000 Roskilde +45 4677 1407 Susanne-Maarup.Moeller@nycomed.com
In case of safety related issues, that needs urgent action Nycomeds can outside of normal business hours, be contacted at the 24 hour number: +45 46 77 11 11, as to speak to the Qualified Person.

PATHEON
Name	Task	Address, Phone, Fax, Email
Maria Di Cillo	QA/QC mgr	v. G. B. Stucchi 110, Monza (MB) Italy Mobile +39 335 8478631 Fax + 39 039 2047 314 Maria.dicillo@patheon.com
Luigi Michielin	QP	v. G. B. Stucchi 110, Monza (MB) Italy Mobile +39 335 7787 314 Fax + 39 039 2047 314 Luigi.michielin@patheon.com

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Isabella Scrocchi	Regulatory Affairs mgr	v. G. B. Stucchi 110, Monza (MB) Italy Mobile +39 039 2047 270 Fax + 39 039 2047 314 Isabella.scrocchi@patheon.com
switchboard		v. G. B. Stucchi 110, Monza (MB) Italy +39 039 2047 200

24h/365 days contact is possible through mobile phone number enclosed in the QA and through switchboard service available 24/365 days.

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APPENDIX 8

To The
Quality (GMP and GDP) Agreement

between

NYCOMED

and

PATHEON

PRODUCT RELEASE DOCUMENTATION

CERTIFICATE OF CONFORMITY

Manufacturing Company: Patheon Italia S.p.A. (Monza)

Manufactured for: XXXXXXX

Product: XXXXXXXXX

Batch Number: _____________________________________

Manufacturing Date: _____________________________________

This batch has been manufactured and tested at the above mentioned site in full compliance with current GMP requirements and according to manufacturing and testing instruction agreed with XXXXX.

The batch processing, filling and analysis records were reviewed and found to be in compliance with EU-GMP.

Environmental (viable and not viable) results have been reviewed, and found to be in full compliance with current GMP requirements for Sterile manufacturing.

No deviation impacting lot release is currently open.
alternative sentence (if major deviations have been opened):
The following major deviations (list below) have been opened and none is currently open impacting lot release.
(list of deviations)

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Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

Signature	____________________________ (Qualified Person)
Date:	____________________________

CERTIFICATE OF ANALYSIS
Certificate No.: XXXX/YYYY	Batch Number:
Product name:	Manufacturing date:
Code Patheon:	Expiry date:
Client:
Package size and type:

TEST	SPECIFICATIONS	RESULTS

The batch: COMPLIES with analytical specifications SPFx 00xx. DOES NOT COMPLY
Quality Control Manager

28

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

CHANGE CONTROL HISTORY

TO THE

QUALITY (GMP AND GDP) Agreement

between

NYCOMED

and

PATHEON

[Not a part of the Agreement]

Rev.	Change	Date
1	New

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SCHEDULE 2.6.4

to the Supply Agreement between
Nycomed and Patheon

______________________________________________________________

Target Yield, Actual Yield, API Agreed Value

Definitions

Target Yield as defined in Article 2.6.4

  Percentage agreed upon by the parties

Actual Yield as defined in Article 2.6.4

  Percentage actually measured for an agreed period with the formula enclosed

1) Formula

The following formula will apply for the calculation of the Actual Yield:

Yield including samples:

  Samples are required by regulatory, customer, process necessities
  Samples could vary with specific demands of customer, especially during conversion to commercial production

[***]

Yield varies with batch size, as residual volumes in hoses, start up material, release test requirements are more or less fixed and account less with higher batch size.

2) Target Yield

[***]

3) API Agreed value of Nycomed API

The Parties have mutually set an agreed value (which may be different from the procurement cost of the API) as follows:

[***]

30

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SCHEDULE 7.1

to the Supply Agreement between
Nycomed and Patheon

Supply Price

A. PRODUCT PRICE

[***]

B. PRICES FOR SERVICES

[***]

31

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

SCHEDULE 7.2.2.1

to the Supply Agreement between
Nycomed and Patheon

[***]

32